                                                                  Exhibit 10.124

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                              Up to U.S. $9,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of September 30, 1998

                                      among

                            RAMSAY HEALTH CARE, INC.,
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Administrative Agent



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



                                TABLE OF CONTENTS


                                                  ARTICLE 1
                                         AMOUNT AND TERMS OF CREDIT

     SECTION 1.01.             REVOLVING CREDIT ADVANCES...........................................2
     SECTION 1.02.             PAYMENTS AND PREPAYMENTS; TERMINATION OF
                               REVOLVING CREDIT COMMITMENT.........................................3
     SECTION 1.03.             USE OF PROCEEDS.....................................................5
     SECTION 1.04.             LETTERS OF CREDIT...................................................5
     SECTION 1.05.             INTEREST............................................................5
     SECTION 1.06.             BORROWING BASE......................................................5
     SECTION 1.07.             FEES................................................................6
     SECTION 1.08.             RECEIPT OF PAYMENTS.................................................6
     SECTION 1.09.             FUNDING, PAYMENTS; NON-FUNDING LENDERS..............................7
     SECTION 1.10.             APPLICATION AND ALLOCATION OF PAYMENTS..............................8
     SECTION 1.11.             LOAN ACCOUNT AND ACCOUNTING.........................................9
     SECTION 1.12.             INDEMNITY...........................................................9
     SECTION 1.13.             ACCESS.............................................................10
     SECTION 1.14.             TAXES..............................................................11
     SECTION 1.15.             CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY......................11
     SECTION 1.16.             SINGLE OBLIGATION..................................................13


                                                 ARTICLE 2
                                CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT;
                                     EFFECT OF AMENDMENT AND RESTATEMENT;
                               EXTENSIONS OF CREDIT ON AND AFTER EFFECTIVE DATE

     SECTION 2.01.             CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT......................13
     SECTION 2.02.             CONFIRMATION OF EFFECTIVENESS......................................14
     SECTION 2.03.             EFFECT OF AMENDMENT AND RESTATEMENT................................15
     SECTION 2.04.             FURTHER CONDITIONS TO EACH REVOLVING CREDIT
                               ADVANCE AND LETTER OF CREDIT OBLIGATION ON AND
                               AFTER THE EFFECTIVE DATE...........................................15


                                                   ARTICLE 3
                                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.             CORPORATE EXISTENCE; COMPLIANCE WITH LAW...........................16
     SECTION 3.02.             EXECUTIVE OFFICES; COLLATERAL LOCATIONS;
                               CORPORATE OR OTHER NAMES...........................................17


     SECTION 3.03.             CORPORATE POWER; AUTHORIZATION;
                               ENFORCEABLE OBLIGATIONS............................................17
     SECTION 3.04.             FINANCIAL STATEMENTS AND PROJECTIONS...............................17
     SECTION 3.05.             MATERIAL ADVERSE EVENTS............................................17
     SECTION 3.06.             OWNERSHIP OF PROPERTY; LIENS.......................................18
     SECTION 3.07.             RESTRICTIONS; NO DEFAULT; MATERIAL CONTRACTS.......................18
     SECTION 3.08.             LABOR MATTERS......................................................18
     SECTION 3.09.             VENTURES, SUBSIDIARIES AND AFFILIATES;
                               OUTSTANDING STOCK AND INDEBTEDNESS.................................19
     SECTION 3.10.             GOVERNMENT REGULATION..............................................19
     SECTION 3.11.             MARGIN REGULATIONS.................................................19
     SECTION 3.12.             TAXES..............................................................20
     SECTION 3.13.             ERISA..............................................................20
     SECTION 3.14.             NO LITIGATION......................................................21
     SECTION 3.15.             BROKERS............................................................22
     SECTION 3.16.             PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES.......................22
     SECTION 3.17.             FULL DISCLOSURE....................................................22
     SECTION 3.18.             ENVIRONMENTAL MATTERS..............................................23
     SECTION 3.19.             INSURANCE POLICIES.................................................24
     SECTION 3.20.             DEPOSIT AND DISBURSEMENT ACCOUNTS..................................24
     SECTION 3.21.             SOLVENCY...........................................................24
     SECTION 3.22.             SUBORDINATION OF SUBORDINATED INDEBTEDNESS.........................24
     SECTION 3.23.             LICENSES AND PERMITS...............................................25
     SECTION 3.24.             COMPLIANCE WITH LAW................................................25
     SECTION 3.25.             HEALTH CARE PROFESSIONALS..........................................25
     SECTION 3.26.             MANAGEMENT AGREEMENTS..............................................26
     SECTION 3.27.             PATIENT REFERRALS, ETC.............................................26
     SECTION 3.28.             PENDING REVOCATIONS, ETC...........................................26
     SECTION 3.29.             INVESTIGATIONS AND AUDITS..........................................27
     SECTION 3.30.             PAYMENT ADJUSTMENTS................................................27
     SECTION 3.31.             CERTAIN AGREEMENTS.................................................27
     SECTION 3.32.             RELATED TRANSACTIONS...............................................27


                                                   ARTICLE 4
                                     FINANCIAL STATEMENTS AND INFORMATION

     SECTION 4.01.             REPORTS AND NOTICES................................................28
     SECTION 4.02.             COMMUNICATION WITH ACCOUNTANTS.....................................28


                                                   ARTICLE 5
                                             AFFIRMATIVE COVENANTS

     SECTION 5.01.             MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS...................28






     SECTION 5.02.             PAYMENT OF CHARGES AND CLAIMS......................................28
     SECTION 5.03.             BOOKS AND RECORDS..................................................29
     SECTION 5.04.             LITIGATION.........................................................29
     SECTION 5.05.             INSURANCE..........................................................29
     SECTION 5.06.             COMPLIANCE WITH LAWS...............................................30
     SECTION 5.07.             AGREEMENTS.........................................................30
     SECTION 5.08.             ENVIRONMENTAL MATTERS..............................................30
     SECTION 5.09.             CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES........................31
     SECTION 5.10.             APPLICATION OF PROCEEDS............................................31
     SECTION 5.11.             FISCAL YEAR........................................................32
     SECTION 5.12.             CASUALTY AND CONDEMNATION..........................................32
     SECTION 5.13.             APPLICATION OF CERTAIN PROCEEDS....................................33
     SECTION 5.14.             ADDITIONAL MORTGAGED PROPERTIES;
                               ADDITIONAL CREDIT PARTIES..........................................34
     SECTION 5.15.             PERMITS, ETC.......................................................35
     SECTION 5.16.             FURTHER ASSURANCES.................................................35
     SECTION 5.17.             RAMSAY COMMON STOCK SUBSCRIPTION AGREEMENT.........................36


                                                   ARTICLE 6
                                              NEGATIVE COVENANTS

     SECTION 6.01.             ACQUISITIONS.......................................................36
     SECTION 6.02.             MERGERS, SUBSIDIARIES, INTERCOMPANY TRANSFERS, ETC.................36
     SECTION 6.03.             INVESTMENTS........................................................36
     SECTION 6.04.             INDEBTEDNESS.......................................................37
     SECTION 6.05.             AFFILIATE AND EMPLOYEE LOANS AND TRANSACTIONS......................37
     SECTION 6.06.             GUARANTEED INDEBTEDNESS............................................38
     SECTION 6.07.             LIENS..............................................................38
     SECTION 6.08.             SALE OF STOCK AND ASSETS...........................................38
     SECTION 6.09.             MATERIAL CONTRACTS.................................................39
     SECTION 6.10.             ERISA..............................................................39
     SECTION 6.11.             FINANCIAL COVENANTS................................................39
     SECTION 6.12.             HAZARDOUS MATERIALS................................................39
     SECTION 6.13.             SALE-LEASEBACKS....................................................40
     SECTION 6.14.             CANCELLATION OF INDEBTEDNESS.......................................40
     SECTION 6.15.             RESTRICTED PAYMENTS................................................40
     SECTION 6.16.             NO SPECULATIVE TRANSACTIONS........................................40
     SECTION 6.17.             MARGIN REGULATIONS.................................................41
     SECTION 6.18.             LIMITATION ON NEGATIVE PLEDGE CLAUSES, ETC.........................41
     SECTION 6.19.             ACCOUNTING CHANGES.................................................41
     SECTION 6.20.             CHANGES RELATING TO SUBORDINATED DEBT..............................41
     SECTION 6.21.             LEASES.............................................................41
     SECTION 6.22.             TAX SHARING AGREEMENTS.............................................42





                                                   ARTICLE 7
                                                     TERM

     SECTION 7.01.             DURATION...........................................................42
     SECTION 7.02.             SURVIVAL OF OBLIGATIONS............................................42


                                                   ARTICLE 8
                                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     SECTION 8.01.             EVENTS OF DEFAULT..................................................42
     SECTION 8.02.             REMEDIES...........................................................45
     SECTION 8.03.             WAIVERS BY CREDIT PARTIES..........................................46


                                                   ARTICLE 9
                                           THE ADMINISTRATIVE AGENT

     SECTION 9.01.             APPOINTMENT OF THE ADMINISTRATIVE AGENT............................46
     SECTION 9.02.             THE ADMINISTRATIVE AGENT'S RELIANCE, ETC...........................47
     SECTION 9.03.             GE CAPITAL AND AFFILIATES..........................................48
     SECTION 9.04.             LENDER CREDIT DECISION.............................................48
     SECTION 9.05.             INDEMNIFICATION....................................................48
     SECTION 9.06.             SUCCESSOR ADMINISTRATIVE AGENT.....................................49
     SECTION 9.07.             DISSEMINATION OF INFORMATION.......................................50
     SECTION 9.08.             RELEASE OF COLLATERAL..............................................50


                                                  ARTICLE 10
                                           SUCCESSORS AND ASSIGNS

     SECTION 10.01.            SUCCESSORS AND ASSIGNS.............................................50
     SECTION 10.02.            ASSIGNMENTS AND PARTICIPATIONS.....................................51


                                                  ARTICLE 11
                                                 MISCELLANEOUS

     SECTION 11.01.            COMPLETE AGREEMENT.................................................52
     SECTION 11.02.            AMENDMENTS AND WAIVERS.............................................53
     SECTION 11.03.            FEES AND EXPENSES; CERTAIN TAXES...................................54
     SECTION 11.04.            NO WAIVER..........................................................55
     SECTION 11.05.            REMEDIES...........................................................56
     SECTION 11.06.            SEVERABILITY.......................................................56
     SECTION 11.07.            CONFLICT OF TERMS..................................................56


     SECTION 11.08.            SETOFF AND SHARING OF PAYMENTS.....................................56
     SECTION 11.09.            AUTHORIZED SIGNATURE...............................................57
     SECTION 11.10.            NOTICES............................................................57
     SECTION 11.11.            SECTION TITLES.....................................................59
     SECTION 11.12.            COUNTERPARTS.......................................................59
     SECTION 11.13.            TIME OF THE ESSENCE................................................59
     SECTION 11.14.            PUBLICITY..........................................................59
     SECTION 11.15.            CONFIDENTIALITY....................................................59
     SECTION 11.16.            GOVERNING LAW......................................................60
     SECTION 11.17.            WAIVER OF JURY TRIAL...............................................61
     SECTION 11.18.            ESTOPPEL...........................................................61

                    INDEX OF ANNEXES, SCHEDULES AND EXHIBITS

Annex A                       -       Definitions; Rules of Construction
Annex B                       -       Letters of Credit
Annex C                       -       Interest Rates, Etc.
Annex D                       -       Schedule of Closing Documents
Annex E                       -       Insurance Requirements
Annex F                       -       Financial Statements, Projections and Notices
Annex G                       -       Financial Covenants

Schedule 1.01                 -       Mortgaged Property
Schedule 3.02                 -       Executive Offices; Other Places of Business
                                      and Collateral Locations; Trade Names
Schedule 3.04                 -       Financial Statements and Projections
Schedule 3.05                 -       Contingent Liabilities; Restricted Payments
Schedule 3.06                 -       Real Property and Leases
Schedule 3.07                 -       Material Contracts
Schedule 3.09                 -       Subsidiaries, Joint Ventures and Affiliates; Outstanding
                                      Stock; Indebtedness Held by Credit Parties; Inactive
                                      Subsidiaries; Material Subsidiaries
Schedule 3.12                 -       Tax Matters
Schedule 3.13                 -       ERISA Plans
Schedule 3.14                 -       Litigation
Schedule 3.18                 -       Certain Environmental Matters
Schedule 3.31                 -       Certain Agreements
Schedule 6.03                 -       Investments
Schedule 6.05                 -       Transactions with Affiliates and Employees
Schedule 6.07                 -       Liens
Schedule 11.09                -       Authorized Signatures

Exhibit A                     -       Form of Notice of Revolving Credit Advance
Exhibit B                     -       Form of Revolving Credit Note
Exhibit C                     -       Form of Assignment Agreement
Exhibit D                     -       Form of Opinion of Borrower's Counsel


                      AMENDED AND RESTATED CREDIT AGREEMENT



         THIS AMENDED AND RESTATED CREDIT AGREEMENT ("AGREEMENT") is entered into as of September 30, 1998, by and among RAMSAY HEALTH CARE, INC., a Delaware corporation ("BORROWER"), the lenders from time to time party hereto (the "LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                                    RECITALS

         A. Borrower, Lenders and the Administrative Agent are parties to a certain Credit Agreement, dated as of September 30, 1997 (as amended by a First Amendment to Credit Agreement dated as of March 27, 1998, a Second Amendment to Credit Agreement dated as of May 20, 1998, a Third Amendment to Credit Agreement dated as of June 29, 1998 and a Fourth Amendment to Credit Agreement dated as of July 29, 1998, the "ORIGINAL CREDIT AGREEMENT"), pursuant to which Lenders funded the Term Loans to Borrower and made the Revolving Credit Commitment (as in effect under the Original Credit Agreement) available to Borrower.

         B. On the date hereof, with the consent of the Required Lenders, Borrower has sold certain of its assets and has utilized the Net Cash Proceeds thereof (i) to redeem all of the issued and outstanding shares of Series 1997 Preferred Stock, as required by the provisions of Section (e)(iii) of the Preferred Stock Designation; (ii) to repay in full the Series A Bridge Notes, as required by Section 2.04(b) of the Original Bridge Note Purchase Agreement, and all other amounts due to GE Capital under the Original Bridge Note Purchase Agreement; (iii) to repay in full the Term Loans and to repay a portion of the Revolving Credit Loan then outstanding under the Original Credit Agreement; and
(iv) to pay to GE Capital certain fees payable to GE Capital in connection with the transactions taking place on such date.

         C. Borrower, Lenders and the Administrative Agent desire to amend the Original Credit Agreement to reflect the repayment in full of the Term Loans, to decrease the amount of the Revolving Credit Commitment available under the Original Credit Agreement, to change the maturity of the Revolving Credit Commitment to September 30, 1999 and to amend the Original Credit Agreement in certain other respects, and to restate the Original Credit Agreement, as so amended, in its entirety, in order to remove references to the Term Loans and to other transactions that have been completed, to set forth in a single agreement all of the amendments to the Original Credit Agreement (including those effected hereby), and for convenience of reference.

         D. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in ANNEX A and, for the purposes of this Agreement and the other Loan Documents, the rules of construction set forth in ANNEX A shall govern. All Annexes, Schedules and Exhibits to this Agreement are incorporated into this Agreement and are a part hereof.
These Recitals shall be construed as part of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto amend the Original Credit Agreement and restate the Original Credit Agreement, as so amended, as follows:


                                    ARTICLE 1
                           AMOUNT AND TERMS OF CREDIT

         SECTION 1.01. REVOLVING CREDIT ADVANCES.

                  (a) Upon and subject to the terms and conditions hereof, each Lender severally agrees to make available to Borrower, from time to time until the Revolving Credit Commitment Termination Date, its Pro Rata Share of revolving credit advances (each, a "REVOLVING CREDIT ADVANCE") in an aggregate principal amount at any time outstanding up to but not exceeding the Borrowing Availability. The Pro Rata Share of the Revolving Credit Loan of any Lender, as set forth opposite such Lender's name on the signature pages hereto, shall not at any time exceed its Pro Rata Share of the Revolving Credit Commitments. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of any Revolving Credit Advance to be made on any funding date. Each Revolving Credit Advance shall be in an aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof. Until the Revolving Credit Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this SECTION 1.01.

                  (b) Each notice of a borrowing of a Revolving Credit Advance shall be given in writing (by telecopy, hand delivery, or U.S. mail) by a Responsible Financial Officer of Borrower to the Administrative Agent in the manner provided in a written notice requesting such Revolving Credit Advance (a "NOTICE OF REVOLVING CREDIT ADVANCE") given no later than 2:00 P.M. (New York time) on the date which is one Business Day prior to the proposed Revolving Credit Advance. Each such Notice of Revolving Credit Advance shall be substantially in the form of EXHIBIT A hereto, specifying therein the requested
(i) date of such Revolving Credit Advance, (ii) amount of such Revolving Credit Advance, (iii) Disbursement Account into which such Revolving Credit Advance shall be made, and (iv) such other information as may reasonably be requested by the Administrative Agent. The Administrative Agent and each Lender shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance believed by the Administrative Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for the Administrative Agent shall have actual knowledge to the contrary.

                  (c) The Administrative Agent shall, promptly upon receipt of any Notice of Revolving Credit Advance, forward a copy of such request to each of the Lenders. Each Lender shall make available to the Administrative Agent the amount of such Lender's Pro Rata Share of each Revolving Credit Advance by wire transfer to the Payment Account, in same day funds, not later than 11:00 A.M. (New York time) on the requested funding date. After receipt of such wire transfers (or, in the Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, the Administrative Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (d) Each Notice of Revolving Credit Advance shall be irrevocable and binding on Borrower.

                  (e) The Pro Rata Share of the Revolving Credit Advances made by each Lender shall be evidenced by a promissory note of Borrower substantially in the form of EXHIBIT B hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of the Revolving Credit Commitment of such Lender and otherwise duly completed. The date and amount of the Pro Rata Share of each Revolving Credit Advance made by each Lender and each payment of principal with respect thereto shall be recorded on the books and records of the Administrative Agent, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded.

                  (f) Borrower shall furnish to the Administrative Agent a Borrowing Base Certificate substantially in the form of Exhibit A to ANNEX F hereto, as and when required by ANNEX F hereto, completed and signed by a Responsible Financial Officer of Borrower, which sets forth a calculation of the Borrowing Base as of the date set forth therein. Promptly after receipt thereof, the Administrative Agent shall furnish a copy to each Lender. Borrower agrees that in making any Revolving Credit Advance hereunder, each Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to it by the Administrative Agent. Borrower further agrees that if Borrower shall have failed to deliver a Borrowing Base Certificate to the Administrative Agent within the specified period, the Lenders shall be under no obligation to make any further Re volving Credit Advances (or incur any additional Letter of Credit Obligations) until such time as such Borrowing Base Certificate is delivered to the Administrative Agent.

         SECTION 1.02. PAYMENTS AND PREPAYMENTS; TERMINATION OF REVOLVING CREDIT COMMITMENT.

                  (a) Borrower hereby promises to pay to the Administrative Agent in immediately available funds, for the ratable benefit of each Lender, the entire outstanding principal amount of the Revolving Credit Loan, and the Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

                  (b) In the event that the outstanding balance of the Revolving Credit Loan shall at any time exceed the Borrowing Availability, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess. If any such excess remains after repayment in full of the

Revolving Credit Loan, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner specified in ANNEX B to the extent required to eliminate such excess.

                  (c) Borrower shall have the right, at any time, upon thirty
(30) days' prior written notice to the Administrative Agent, to terminate or ratably reduce the Revolving Credit Commitments, in whole or in part, without premium or penalty; PROVIDED, HOWEVER, that (i) each such reduction of the Revolving Credit Commitments shall be in integral multiples of $1,000,000, and
(ii) the Revolving Credit Commitments may not be reduced to less than $1,000,000 unless terminated in full. Upon any such termination of the Revolving Credit Commitments, Borrower's right to receive Revolving Credit Advances and the benefit of Letter of Credit Obligations shall simultaneously terminate and Borrower's obligation to pay the Non-Use Fee shall terminate, and notwithstanding anything to the contrary contained herein or in the Revolving Credit Notes the entire outstanding balance of the Revolving Credit Loan shall be immediately due and payable. On the date of any such termination, Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, in immediately available funds, all of the Obligations, together with any accrued and unpaid interest, and make arrangements in accordance with the terms and conditions of ANNEX B with respect to any outstanding Letter of Credit Obligations.

                  (d) If the unpaid principal balance of the Revolving Credit Loan should at any time exceed the Borrowing Availability, the excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits hereof and of the Loan Documents and shall be evidenced by the Revolving Credit Note.

                  (e) Borrower shall make the following prepayments of the outstanding principal amount of the Revolving Credit Loan as follows:

                           (i) Promptly upon receipt by any Credit Party of any cash proceeds of insurance or condemnation pursuant to SECTION 5.12 hereof, or of any asset disposition permitted by SECTION 6.08 hereof, and in each case to the extent and within the time periods provided by
         SECTION 5.13 hereof, Borrower shall prepay the Revolving Credit Loan in an amount equal to the Net Cash Proceeds thereof;

                           (ii) If Borrower issues any Stock for cash after the Effective Date (other than Stock issued (x) upon the exercise of warrants issued and outstanding on the Original Closing Date, (y) upon the exercise of stock options issued under any employee stock option plan of Borrower or (z) under Borrower's 1993 Employee Stock Purchase
         Plan), Borrower may retain the first $2,000,000 in Net Cash Proceeds of such issuance and, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Revolving Credit Loan in an amount equal to 100% of any such Net Cash Proceeds in excess of the first $2,000,000 thereof; and

                           (iii) If Borrower issues any debt securities for cash or otherwise incurs any Indebtedness (other than Indebtedness specifically permitted by SECTION 6.04 hereof), no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Revolving Credit Loan in an amount equal to 100% of the Net Cash Proceeds of the issuance of any such debt securities or incurrence of Indebtedness.

                  (f) All prepayments made pursuant to paragraph (e) of this
SECTION 1.02 shall be applied FIRST against the outstanding principal amount, if any, of the Revolving Credit Loan, until paid in full; and SECOND, to the Cash Collateral Account in accordance with the provisions of ANNEX B until all Letter of Credit Obligations then outstanding are fully collateralized on the basis set forth therein. Concurrently with any such prepayment, the Revolving Credit Commitments shall automatically reduce by an amount equal to the amount of such prepayment until the Revolving Credit Commitments are reduced to zero.

         SECTION 1.03. USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loan (i) for the payment of costs and expenses of the transactions contemplated by this Agreement that are payable by Borrower, and
(ii) for Borrower's working capital and other corporate purposes not prohibited by the terms of this Agreement and the other Loan Documents.

         SECTION 1.04. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, Borrower shall have the right to request the issuance of Letters of Credit, and the Lenders agree to incur Letter of Credit Obligations, in accordance with the terms and conditions set forth in ANNEX B.

         SECTION 1.05. INTEREST. Borrower shall pay interest on the Revolving Credit Loan to the Administrative Agent for the ratable benefit of each Lender:
(i) in arrears for the preceding Fiscal Month, on each Interest Payment Date;
(ii) on the Revolving Credit Commitment Termination Date; and (iii) if any interest accrues or remains payable after the Revolving Credit Commitment Termination Date, upon demand. If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Interest shall accrue and be payable on the Revolving Credit Loan at the rate or rates, and upon the terms and conditions, set forth in ANNEX C. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

         SECTION 1.06. BORROWING BASE. Based on the most recent Borrowing Base Certificate delivered by Borrower to the Administrative Agent and on other information available to the Administrative Agent, the Administrative Agent shall in its reasonable credit judgment determine the amount of Reserves, if any, in addition to those set forth in the Borrowing Base Certificate, for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan.

         SECTION 1.07. FEES.

                  (a) Borrower shall pay to GE Capital, individually or in its capacity as Administrative Agent, the Fees specified in the GE Capital Fee Letter, at the times specified for payment therein.

                  (b) Additionally, as compensation for the Lenders' making the Revolving Credit Loan and the Letters of Credit available to Borrower, Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, in arrears, on each Interest Payment Date, the following fees:

                           (i) An unused facility fee (the "NON-USE FEE"), equal to one-half of one percent (1/2 of 1%) per annum on the average unused daily balance of the Revolving Credit Commitments; and

                           (ii) A letter of credit fee (the "LETTER OF CREDIT FEE") at a rate per annum equal to two percent (2%) on the average outstanding Letter of Credit Obligations; PROVIDED, HOWEVER, that, if an Event of Default shall have occurred and be continuing, the Administrative Agent may (or, upon the written request of the Required Lenders, shall), by written notice to Borrower, increase such rate per annum to the Default Rate, effective as of the initial date of such Event of Default and continuing until the date on which such Event of Default is waived or cured; PROVIDED, FURTHER, HOWEVER, that, upon the occurrence of an Event of Default specified in SECTIONS 8.01(G), (H) or
         (I), such rate per annum shall automatically increase to the Default Rate.

                  (c) All Fees payable pursuant to paragraph (b) above shall be payable in arrears for the preceding Fiscal Month, on each Interest Payment Date. All computations of Fees calculated on a per annum basis shall be made by the Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such Fees are payable.

         SECTION 1.08. RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 12:00 Noon (New York time) on the day when due in Dollars in immediately available funds to the Payment Account. For purposes of determining Borrowing Availability and computing interest and Fees hereunder, all payments shall be deemed received by the Administrative Agent on the day of receipt of immediately available funds therefor in the Payment Account prior to 12:00 Noon (New York time). Payments received after 12:00 Noon (New York time) on any Business Day shall be deemed to have been received on the following Business Day.

         SECTION 1.09. FUNDING, PAYMENTS; NON-FUNDING LENDERS.

                  (a) AVAILABILITY OF EACH LENDER'S PRO RATA SHARE. The Administrative Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to the Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If such Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to the Administrative Agent. Nothing in this SECTION 1.09(A) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Administrative Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on that Lender's portion of such Revolving Credit Advance until reimbursed by the applicable Lender.

                  (b) PAYMENTS. Upon the receipt of any payment from Borrower with respect to any Obligation, the Administrative Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents as of such date, the Administrative Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower for the benefit of that Lender on the portion of the Revolving Credit Loan held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender to the Administrative Agent) promptly following receipt thereof by the Administrative Agent.

                  (c) RETURN OF PAYMENTS. If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand, without set-off, counterclaim or deduction of any kind. If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) NON-FUNDING LENDERS. The failure of any Lender (such Lender, a "NON- FUNDING LENDER") to make its Pro Rata Share of any Revolving Credit Advance on the date specified therefor shall not relieve any other Lender (each such other Lender, an "OTHER LENDER") of its obligation to make its Pro Rata Share of such Revolving Credit Advance, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make its Pro Rata Share of any Revolving Credit Advance to be made on any funding date, and no Non-Funding Lender shall have any obligation to the Administrative Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

         SECTION 1.10. APPLICATION AND ALLOCATION OF PAYMENTS.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of SECTION 1.02(F); and (iii) mandatory prepayments shall be applied as set forth in SECTION 1.02(F). As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Revolving Credit Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower (including any proceeds of Collateral), and Borrower and each Lender hereby irrevocably agree that the Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations in the follow ing order: FIRST, to the payment of any "Administrative Agent's Fee" or other fees then due and pay able to the Administrative Agent, in its capacity as such, under the GE Capital Fee Letter; SECOND, to the payment of all expenses incurred by the Administrative Agent in connection with the exercise, protection and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Revolving Credit Notes, the Subsidiary Guaranty, or any of the other Loan Documents; THIRD, to the payment of interest and Fees owed to each Lender, ratably among all of the Lenders in accordance with the aggregate amount of interest and Fees then owed to each of them; FOURTH, to the payment of the principal amount of the Revolving Credit Notes and the Letter of Credit Obligations then due and payable and for deposit to the Cash Collateral Account in accordance with ANNEX B with respect to Letter of Credit Obligations not then due and payable, ratably among all of the Lenders in accordance with the aggregate amount of the Revolving Credit Loan and Letter of Credit Obligations then outstanding; FIFTH, to the payment of all expenses then due and payable to the Lenders under SECTION 11.03 hereof (other than expenses payable under item SECOND above), ratably among each of them in accordance with the aggregate amount of such amounts then owed to each of them; and SIXTH, to the payment of all other Obligations of Borrower or any other Credit Party hereunder, including any such Obligations of Borrower to any Indemnified Party entitled to indemnification under SECTION 1.12 hereof, ratably among all of the Indemnified Parties in accordance with the aggregate amount then owed to each of them.

                  (b) The Administrative Agent is authorized to, and at its option may, charge to the Revolving Credit Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.05), principal, interest, or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents, if and to the extent that Borrower fails promptly to pay any such amounts as and when due, even if the making of such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, in which case the terms of SECTIONS 1.02(B) and (D) shall apply.

         SECTION 1.11. LOAN ACCOUNT AND ACCOUNTING. The Administrative Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: (a) all Revolving Credit Advances and Letter of Credit Obligations, (b) all payments made by Borrower, and (c) all other debits and credits as provided in this Agreement with respect to the Revolving Credit Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to the Administrative Agent and Lenders by Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. The Administrative Agent will provide a monthly accounting of transactions under the Revolving Credit Loan to Borrower and each Lender. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify the Administrative Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with reasonable specificity. In that event, only those items (the "DISPUTED ITEMS") expressly objected to in such notice shall be deemed to be disputed by Borrower. The Administrative Agent's determination, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on Borrower.

         SECTION 1.12. INDEMNITY.

                  (a) Irrespective of whether any Revolving Credit Advance is ever made hereunder or any Letter of Credit ever issued hereunder, Borrower and each other Credit Party shall indemnify and hold the Administrative Agent, the Syndication Agent, each Lender, each Letter of Credit Issuer, their respective Affiliates, and their respective officers, directors, employees, attorneys and agents (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "CLAIM") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and regardless of whether the Indemnified Person is a party to such Claim; PROVIDED, that Borrower shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence, willful misconduct or breach of this Agreement as determined by a final judgment of a court of competent jurisdiction. NEITHER THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

                  (b) In addition, Borrower and each other Credit Party shall indemnify each Lender in the manner specified in ANNEXES B and C.

         SECTION 1.13. ACCESS. Borrower and each of the other Credit Parties shall, at the expense of the Administrative Agent (unless an Event of Default shall have occurred and be continuing and as otherwise provided in the GE Capital Fee Letter), provide access during normal business hours to the Administrative Agent and any of its officers, employees and agents, as frequently as the Administrative Agent determines to be reasonably appropriate, upon at least three Business Days' advance notice (unless a Default or Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Administrative Agent shall have access at any and all times, without notice), to the properties and facilities of Borrower and each of the other Credit Parties and, while the Administrative Agent has access to such properties and facilities, (a) permit the Administrative Agent and any of its officers, employees and agents to inspect and make extracts from all of Borrower's and the other Credit Parties' records, files and books of account; and (b) permit the Administrative Agent to inspect, review, evaluate and make test verifications of the Collateral, and Borrower and each of the other Credit Parties shall render to the Administrative Agent, at Borrower's or such Credit Party's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower and each of the other Credit Parties shall make available to the Administrative Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and PRO FORMA), filings with federal, state and local regulatory agencies, and other instruments and documents which the Administrative Agent may request, but excluding (i) any confidential patient medical records and (ii) confidential information relating to a proposed Acquisition and subject to a confidentiality agreement in favor of the seller. Borrower and each of the other Credit Parties shall deliver any document or instrument reasonably necessary for the Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower or the other Credit Parties. Borrower shall instruct its independent certified public accountants and its banking and other financial institutions to make available to the Administrative Agent such information and records as the Administrative Agent may reasonably request. Representatives of other Lenders may accompany the Administrative Agent's representatives, but Borrower shall not be charged for the costs or expenses of the representatives of such other Lenders.

         SECTION 1.14. TAXES.

                  (a) Any and all payments by or on behalf of Borrower hereunder or under the Revolving Credit Notes or any other Loan Document, shall be made, in accordance with this SECTION 1.14, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Notes or any other Loan Document to the Administrative Agent for distribution to any Lender or Letter of Credit Issuer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.14) each such Lender or Letter of Credit Issuer receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                  (b) Each Credit Party shall indemnify and, within ten (10) days after demand therefor, shall pay to the Administrative Agent, for the benefit of such Lender or Letter of Credit Issuer, the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.14) paid by any Lender or Letter of Credit Issuer and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Within thirty (30) days after the date of any such payment of Taxes, Borrower shall furnish to the Administrative Agent, at its address referred to in SECTION 11.10, the original or a certified copy of a receipt evidencing payment thereof.

                  (d) For the purposes of this SECTION 1.14, "TAXES" shall mean taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lenders, the Letter of Credit Issuers or any of their respective assigns pursuant to SECTION 10.02, by the United States, the jurisdiction under the laws of which any Lender, any Letter of Credit Issuer or any of such assigns is organized or, in each case, any political subdivision thereof.

         SECTION 1.15. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

                  (a) If the Administrative Agent, any Lender, or any Letter of Credit Issuer party to this Agreement shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any such Letter of Credit Issuer with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or Letter of Credit Issuer and thereby reducing the rate of return on such Lender's or Letter of Credit Issuer's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender or Letter of Credit Issuer (with a copy of such demand to the Administrative Agent) pay to the Administrative Agent, for the account of such Lender or Letter of Credit Issuer, additional amounts sufficient to compensate such Lender or Letter of Credit Issuer for such reduction. A certificate as to the amount of that reduction and showing the basis therefor and the computation thereof submitted by such Lender or Letter of Credit Issuer to Borrower and to the Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) after the date hereof or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof, there shall be any increase in the cost to any Lender or to any Letter of Credit Issuer party hereto of agreeing to make or making, funding or maintaining any Revolving Credit Loan or of agreeing to issue or purchase a participation interest in or in issuing or purchasing a participation interest in any Letter of Credit or Letter of Credit Obligation, then Borrower shall from time to time, upon demand by such Lender or Letter of Credit Issuer (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Letter of Credit Issuer additional amounts sufficient to compensate such Lender or Letter of Credit Issuer for such increased cost. A certificate as to the amount of such increased cost, the basis therefor and the computation thereof, submitted to Borrower and to the Administrative Agent by such Lender or Letter of Credit Issuer, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender and Letter of Credit Issuer party hereto agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender or Letter of Credit Issuer shall, to the extent not inconsistent with such Lender's or Letter of Credit Issuer's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this SECTION 1.15(B).

                  (c) If any Lender requests compensation from Borrower under
SECTION 1.15(B), Borrower may at its option, within fifteen (15) days after receipt by Borrower of written demand from such Lender (an "AFFECTED LENDER") for payment of such increased costs, notify the Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of the Administrative Agent, may obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to the Administrative Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its portion of the Revolving Credit Loan and any Revolving Credit Commitment to such Replacement Lender for an amount equal to the principal balance of the portion of the Revolving Credit Loan held by the

Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrower shall have reimbursed such Affected Lender for the increased costs that it is entitled to receive under
SECTION 1.15(B) through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs within fifteen
(15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this SECTION 1.15(C) shall terminate and Borrower shall promptly pay all increased costs demanded by such Affected Lender pursuant to SECTION 1.15(B).

                  (d) Each Lender or Letter of Credit Issuer that desires compensation under this SECTION 1.15 shall notify Borrower of any event occurring after the date hereof entitling such Lender or Letter of Credit Issuer to compensation under paragraph (a) or (b) of this SECTION 1.15 as promptly as practicable, but in any event within 90 days after such Person obtains knowledge thereof; PROVIDED that if any such Lender or Letter of Credit Issuer fails to give such notice within 90 days after it obtains knowledge of such an event, such Person shall, with respect to compensation payable pursuant to this SECTION
1.15 in respect of any costs resulting from such event, only be entitled to payment under this SECTION 1.15 for costs incurred from and after the date 90 days prior to the date that such Lender or Letter of Credit Issuer does give notice.

         SECTION 1.16. SINGLE OBLIGATION. All Revolving Credit Advances to Borrower and all of the other Obligations of Borrower and any other Credit Party arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower and the other Credit Parties secured, until the Termination Date, by all of the Collateral.


                                    ARTICLE 2
                 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT;
                      EFFECT OF AMENDMENT AND RESTATEMENT;
                EXTENSIONS OF CREDIT ON AND AFTER EFFECTIVE DATE

         SECTION 2.01. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not become effective, the Original Credit Agreement shall remain in full force and effect, Borrower shall have no rights under this Agreement and neither Lenders nor the Administrative Agent shall be obligated to take, fulfill or perform any action hereunder, until the following conditions have been fulfilled to the satisfaction of the Administrative Agent:

                  (a) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, the Administrative Agent and Lenders; and the Administrative Agent shall have received such documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan

Documents, including all those listed in the Schedule of Closing Documents attached hereto as ANNEX D, each in form and substance satisfactory to the Administrative Agent.

                  (b) APPROVALS. The Administrative Agent shall have received
(i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or
(ii) an officer's certificate in form and substance reasonably satisfactory to the Administrative Agent affirming that no such consents or approvals are required.

                  (c) PAYMENT OF FEES. Borrower shall have paid the Fees required to be paid on the Effective Date in the respective amounts specified in
SECTION 1.07 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed the Administrative Agent for all reasonable legal fees and all other out-of-pocket costs and expenses of closing presented as of the actual date of execution of this Agreement.

                  (d) CONSUMMATION OF RELATED TRANSACTIONS. Each of the Related Transaction Conditions shall have been satisfied, each of the Related Transactions shall have been consummated, Borrower shall have received not less than $27,200,000 in Net Cash Proceeds in respect of the Related Transactions and Borrower shall have applied such Net Cash Proceeds (i) to the extent of $2,739,028.25, to the redemption in full of the Series 1997 Preferred Stock as required by Section (e)(iii) of the Preferred Stock Designation; (ii) to the extent of $16,151,041.57 to prepay in full the Series A Bridge Notes, together with all accrued and unpaid interest thereon as required by Section 2.04(b) of the Original Bridge Note Purchase Agreement, and the Contingent Payment Amount due GE Capital under Article 3 thereof; (iii) to the extent of $3,703,528.92, to prepay in full the Term Loans, together with all accrued but unpaid interest thereon; (iv) to the extent of the amounts then due and payable under the GE Capital Fee Letter, to pay to GE Capital such amounts; and (v) to the extent of the balance, to prepay a like principal amount of the Revolving Credit Loan.

                  (e) SERIES B BRIDGE NOTES. The holder or holders of the Series B Bridge Notes shall have waived in writing the applicability of Section 2.04(b) of the Original Bridge Note Purchase Agreement to the Series B Bridge Notes.

                  (f) BRIDGE NOTE PURCHASE AGREEMENT. The parties to the Original Bridge Note Purchase Agreement shall have entered into the Bridge Note Purchase Agreement, amending and restating the Original Bridge Note Purchase Agreement to reflect the payment in full of the Series A Bridge Notes and the Contingent Payment Amount due GE Capital under Article 3 thereof, to amend the provisions of Article 3 thereof on a basis satisfactory to the parties thereto and the Administrative Agent and to amend the terms and conditions thereof in certain other respects satisfactory to the parties thereto and the Administrative Agent.

         SECTION 2.02. CONFIRMATION OF EFFECTIVENESS. Upon the fulfillment of each of the con ditions to the effectiveness of this Agreement set forth in
SECTION 2.01, the Administrative Agent
shall deliver to Borrower a letter confirming that the foregoing conditions have been fulfilled (or, if any such condition precedent has been waived, stating the terms and conditions of such waiver) and stating that this Agreement has become effective. Upon the effectiveness of this Agreement, this Agreement shall be effective from and after the Effective Date.

         SECTION 2.03. EFFECT OF AMENDMENT AND RESTATEMENT. Upon the effectiveness of this Agreement pursuant to SECTION 2.01, from and after the Effective Date: (a) except as expressly set forth herein, all terms and conditions of the Original Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lenders and the Administrative Agent; (b) the terms and conditions of the Original Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among Borrower, the Lenders and the Administrative Agent accruing from and after the Effective Date; (c) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Original Credit Agreement or any other Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by Borrower; (d) all indemnification obligations of Borrower under the Original Credit Agreement and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Administrative Agent, the Syndication Agent and any other Person indemnified under the Original Credit Agreement or any other Loan Document at any time prior to the Effective Date (including, without limitation, to the extent set forth in Sections 1.14 and 9.05 of the Original Credit Agreement as in effect immediately prior to the Effective Date); (e) the Obligations incurred under the Original Credit Agreement shall, to the extent outstanding on the Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder; (f) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Original Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Original Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (g) any and all references in the Loan Documents to the Original Credit Agreement shall, without further action of the parties, be deemed a reference to the Original Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

         SECTION 2.04. FURTHER CONDITIONS TO EACH REVOLVING CREDIT ADVANCE AND LETTER OF CREDIT OBLIGATION ON AND AFTER THE EFFECTIVE DATE. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Revolving Credit Advance or incur any Letter of Credit Obligation on or after the Effective Date, if, as of the date thereof:

                  (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

                  (b) Any Material Adverse Event shall have occurred and be continuing since the Audit Date; or

                  (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Revolving Credit Advance, and the Administrative Agent or the Required Lenders shall have determined not to make any Revolving Credit Advance or incur any Letter of Credit Obligation so long as that Default is continuing; or

                  (d) After giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Credit Loan would exceed the Borrowing Availability.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations, shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this SECTION 2.02 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of the Administrative Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         To induce Lenders and the Administrative Agent to enter into this Agreement, Borrower and each Credit Party represents and warrants to each Lender and the Administrative Agent that:

         SECTION 3.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Borrower and each of its Subsidiaries: (a) is a corporation duly organized or, in the case of certain of its Subsidiaries, a partnership or a limited liability company duly formed; (b) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (c) is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where a failure to be so qualified and in good standing is not a Material Adverse Event; (d) has the requisite corporate, partnership or limited liability company power and authority, as the case may be, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; and (e) is in compliance with its articles or certificate of incorporation and bylaws, its partnership agreement or limited liability company operating agreement, as the case may be.

         SECTION 3.02. EXECUTIVE OFFICES; COLLATERAL LOCATIONS; CORPORATE OR OTHER NAMES. The locations of Borrower's and each of the other Credit Parties' respective executive offices, principal places of business, corporate offices, all premises within which any Collateral is located, and the locations of all of Borrower's and each of the other Credit Parties' records concerning the Collateral, in each case as of the Effective Date, are set forth in SCHEDULE
3.02. During the prior five years, except as set forth in SCHEDULE 3.02, neither Borrower nor any of the other Credit Parties has been known as or used any corporate, fictitious or trade name.

         SECTION 3.03. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower and each of the other Credit Parties of this Agreement and the other Loan Documents to which it is a party and the creation of all Liens provided for herein and therein: (a) are within Borrower's and each such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of Borrower's or any such Credit Party's articles or certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any such Credit Party is a party or by which Borrower or any such Credit Party or any of their respective property is bound, including, without limitation, any agreement, document or instrument relating to Subordinated Indebtedness; (f) do not result in the creation or imposition of any Lien upon any of the Property of Borrower or any such Credit Party other than those in favor of the Administrative Agent for the ratable benefit of the Lenders, all pursuant to the Collateral Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those consents and approvals referred to in SECTION 2.01(C), all of which will have been duly obtained, made or complied with prior to the Effective Date and which are in full force and effect. At or prior to the Effective Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower and each of the other Credit Parties party thereto and each shall then constitute a legal, valid and binding obligation of Borrower and each such Credit Party, enforceable against Borrower and each such Credit Party a party thereto in accordance with its terms except as the enforceability of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general.

         SECTION 3.04. FINANCIAL STATEMENTS AND PROJECTIONS. Borrower has delivered to the Administrative Agent the Financial Statements and Projections identified in SCHEDULE 3.04, and each of such Financial Statements and Projections complies with the description thereof contained in SCHEDULE 3.04 as of the Effective Date.

         SECTION 3.05. MATERIAL ADVERSE EVENTS. As of the Effective Date, except as set forth in SCHEDULE 3.05, Borrower and its Subsidiaries have no material obligations, known material contingent liabilities, or material liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Financial Statements identified in SCHEDULE 3.04. As of the Effective Date, there has been no material deviation in Borrower's or any of the other Credit Parties' financial position and results of operations from those reflected in the Projections. As of the Effective Date, except as otherwise permitted hereunder or as set forth in SCHEDULE 3.05, no Restricted Payment has been made since the Audit Date, and no shares of Stock of Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower or any of its Subsidiaries. Since the Audit Date, no Material Adverse Event has occurred and is continuing.

         SECTION 3.06. OWNERSHIP OF PROPERTY; LIENS. The real property listed in
SCHEDULE 3.06 constitutes all of the Real Property owned, leased, or used in Borrower's or any of the other Credit Parties' respective businesses as of the Effective Date. Borrower and each of the other Credit Parties holds (a) good and insurable fee simple title to all Real Property owned by it and described in
SCHEDULE 3.06, subject only to Permitted Encumbrances of the types described in paragraphs (a), (e) and (i) of the definition thereof, (b) valid and insurable leasehold interests in all Leases to which it is a party and which are described in SCHEDULE 3.06, subject only to Permitted Encumbrances of the types described in paragraphs (a), (e) and (i) of the definition thereof, and (c) good and valid title to, or valid leasehold interests in, all of its other properties and assets, subject only to Permitted Liens. As of the Effective Date, none of the properties and assets of Borrower or any of the other Credit Parties are subject to any Liens, except Permitted Encumbrances, Liens set forth in SCHEDULE 6.07 and the Lien in favor of the Administrative Agent pursuant to the Collateral Documents.

         SECTION 3.07. RESTRICTIONS; NO DEFAULT; MATERIAL CONTRACTS. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation would cause a Material Adverse Event. Neither Borrower nor any of its Subsidiaries is in default and, to Borrower's knowledge, no third party is in default, under or with respect to any Material Contract, except in each case to the extent that such default is not a Material Adverse Event. No Default or Event of Default has occurred and is continuing. As of the Effective Date, SCHEDULES 3.07 and 3.31 set forth a complete and accurate list of all Material Contracts.

         SECTION 3.08. LABOR MATTERS. Except as set forth in SCHEDULE 3.08 to the Original Credit Agreement, as updated pursuant to ANNEX F, there are no strikes or other labor disputes against Borrower or any of its Subsidiaries that are pending or, to Borrower's knowledge, threatened that would be a Material Adverse Event. Hours worked by and payment made to employees of Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, except where such violations are not Material Adverse Events. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower or such Subsidiary, except in each case to the extent that a failure to pay or accrue such payment is not a Material Adverse Event. Except as set forth in such SCHEDULE 3.08, as of the Effective Date neither Borrower nor any of its Subsidiaries has any obligation under any collective bargaining agreement or any agreement providing for management services to be provided to Borrower, and a correct and complete copy of each agreement listed on such
SCHEDULE 3.08 has been provided to the Administrative Agent. Except as set forth on such SCHEDULE 3.08, as of the Effective Date there is no organizing activity involving Borrower or any of its Subsidiaries pending or, to Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in such SCHEDULE 3.08, as of the Effective Date there are no representation proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board with respect to Borrower or any of its Subsidiaries, and no labor organization or group of employees of Borrower or any of its Subsidiaries has made a pending demand for recognition. Except as set forth on such SCHEDULE 3.08, there are no complaints or charges against Borrower or any of its Subsidiaries pending or, to the knowledge of Borrower, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Borrower or any of its Subsidiaries, which if adversely determined would be a Material Adverse Event.

         SECTION 3.09. VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in SCHEDULE 3.09 as of the Effective Date
(a) Borrower has no Subsidiaries and is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person;
(b) the Stock of each Subsidiary of Borrower (other than an Inactive Subsidiary) owned by Borrower or a Subsidiary of Borrower and described in such SCHEDULE
3.09 constitutes all of the issued and outstanding Stock of each such Subsidiary; and (c) there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or any of the other Credit Parties may be required to issue, sell or purchase any Stock or other equity security of a Credit Party (other than Borrower). Such SCHEDULE
3.09 lists all outstanding Stock of each of the Credit Parties (other than Borrower) as of the Effective Date and all Indebtedness held by any of the Credit Parties as of the Effective Date. As of the Effective Date, all of the Subsidiaries of Borrower that are Inactive Subsidiaries or Material Subsidiaries are identified as such on such SCHEDULE 3.09.

         SECTION 3.10. GOVERNMENT REGULATION. Neither Borrower nor any of the other Credit Parties is: (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state regulatory statute that requires the approval of any Governmental Authority in order for Borrower or any such Credit Party to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document.

         SECTION 3.11. MARGIN REGULATIONS. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Revolving Credit Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Borrower will not take any action, or permit to be taken any action under its control, which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Federal Reserve Board.

         SECTION 3.12. TAXES. As of the Effective Date, Borrower's and each of the other Credit Parties' federal tax identification numbers are set forth on
SCHEDULE 3.12. All federal, and all material state, local and foreign, tax returns, reports and statements, including information returns, required to be filed by Borrower and its Subsidiaries, have been filed with the appropriate Govern mental Authority and all material Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by Borrower and each of its Subsidiaries from its employees for all periods in compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. As of the Effective Date, (i) SCHEDULE 3.12 sets forth those taxable years for which any of the tax returns of Borrower or any of its Subsidiaries are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding; (ii) except as described in SCHEDULE 3.12, neither Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges; (iii) neither Borrower nor any of its Subsidiaries has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise; and (iv) except as described in SCHEDULE 3.12, Borrower has no obligation under any written tax sharing agreement.

         SECTION 3.13. ERISA.

                  (a) As of the Effective Date, SCHEDULE 3.13 lists all Plans maintained or con tributed to by Borrower and each of its Subsidiaries and all Qualified Plans maintained or con tributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multi-employer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. IRS determination letters regarding the qualified status under IRC Section 401 of each such Qualified Plan have been received as of the dates listed in such SCHEDULE 3.13. Each of the favorable determination letters considers the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and the Omnibus Budget Reconciliation Act of 1987. To the knowledge of Borrower, the Qualified Plans as amended continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section 501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Qualified Plan so amended has been submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC Section 401(b) remedial amendment period for the Tax Reform Act of 1986; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans. To the knowledge of Borrower, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower, nor any of its Subsidiaries nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by IRC Section 412 or Section 302 of ERISA. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to Borrower's most recent actuarial projections of liabilities does not exceed $500,000, and copies of such projections have been provided to Lender. Borrower has no Pension Plans, other than Qualified Plans and the unfunded Pension Plans listed in such SCHEDULE 3.13, and Borrower has not engaged in a prohibited transaction, as defined in IRC Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject Borrower (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC
Section 4975 or any other material liability.

                  (b) Except as set forth in such SCHEDULE 3.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) to Borrower's knowledge, any fiduciary with respect to any Plan or
(z) Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan; (iv) neither Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan; (v) within the last five (5) years neither Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by IRC
Section 4980B or Part 6 of Title I of ERISA and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrower, each of its Subsidiaries and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Rating Group and the equivalent by each other nationally recognized rating agency.

         SECTION 3.14. NO LITIGATION. Except as set forth in SCHEDULE 3.14, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (a) which challenges Borrower's or any Credit Party's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to Borrower or any of its Subsidiaries and which, if so determined, would be a Material Adverse Event. To the knowledge of Borrower, as of the Effective Date there does not exist a state of facts which is reasonably likely to give rise to such proceedings. Except as set forth in SCHEDULE 3.14, as of the Effective Date there is no litigation pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which seeks damages in excess of $500,000 or injunctive relief or alleges criminal misconduct on the part of Borrower or any of its Subsidiaries, and neither Borrower nor any of its Subsidiaries is a party to any consent decree.

         SECTION 3.15. BROKERS. No broker or finder acting on behalf of Borrower or any other Credit Party brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or of the Related Transactions and neither Borrower nor any other Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         SECTION 3.16. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. As of the Effective Date, Borrower and each of the other Credit Parties own or have valid licenses for all patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to conduct its business, each of which is listed, together with United States Patent and Trademark Office or United States Copyright Office application or registration numbers, where applicable, in SCHEDULE 3.16 to the Original Credit Agreement, as updated pursuant to ANNEX F. Borrower and each of its Subsidiaries conduct business without infringement or claim of in fringement of any such license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except in each case to the extent that such infringement or claim of infringement is not a Material Adverse Event. Except as set forth in such SCHEDULE 3.16, to Borrower's knowledge, as of the Effective Date, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any of its Subsidiaries.

         SECTION 3.17. FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Financial Statements or any written statement, notice, report or certificate furnished by or on behalf of Borrower or any Affiliate thereof pursuant to the terms of this Agree ment or any other Loan Document, which has previously been delivered to the Administrative Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circum stances under which they were made. With respect to all business plans and other forecasts and projections (including the Projections) furnished by or on behalf of Borrower and made available to the Administrative Agent or any Lender relating to the financial condition, operations, business, properties or prospects of Borrower and its Subsidiaries, (i) to the knowledge of Borrower, as of the Effective Date no facts exist concerning Borrower or any of its Subsidiaries which would result in any material change of any of such business plans, forecasts and projections,
(ii) such business plans,
forecasts and projections are based upon estimates and assumptions deemed reasonable by Borrower at the time of preparation thereof, which as a whole are fair in light of current conditions known to Borrower, have been prepared on the basis of the assumptions stated therein, and reflect a reasonable estimate by Borrower of the results of operations and other information projected therein.

         SECTION 3.18. ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in SCHEDULE 3.18, as of the Effective
Date: (i) the Real Property is free of contamination from any Hazardous Material except for such contamination that would not materially adversely impact the value or marketability of such Real Property; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Property that would give rise to any material liability for corrective or remedial action under any Environmental Laws except in each case to the extent that the failure to do so would not be a Material Adverse Event; (iii) Borrower and each of its Subsidiaries are and have been in compliance with all Environmental Laws, except in each case to the extent that the failure to do so would not be a Material Adverse Event; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses, except in each case to the extent that the failure to do so would not be a Material Adverse Event, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including, without limitation, any generation, use, treatment, storage, disposal, handling, other management or Release of Hazardous Materials, that are reasonably likely to result in any material Environmental Liabilities of such Credit Party, and, to the knowledge of the Credit Parties, no Credit Party has permitted any current or former tenant or occupant of the Real Property to engage in any such operations; (vi) as of the Effective Date, there is no litigation against any Credit Party arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material; (vii) no written notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes in respect of any actual or potential Environmental Liabilities and, to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; (viii) as of the Effective Date, the Credit Parties have provided to the Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party; and (ix) to the knowledge of the Credit Parties, the Real Property owned or leased as of the Effective Date does not contain any underground storage tanks that have ever leaked; are not registered with appropriate government officials (to the extent such registration is required) or fail to meet any applicable legal requirement, including, without limitation to, tightness-testing requirements.

                  (b) Borrower has furnished to the Administrative Agent a correct and complete copy of the Phase I Environmental Assessments for Seven Hospital Facilities prepared by Robert Bates & Associates, dated March, 1993 and designated RBA Project No. 93455 (the "PHASE I

ASSESSMENT") and, except with respect to Atlantic Shores Hospital, which have previously been sold, and except as set forth on SCHEDULE 3.18, (i) Borrower is not aware of any change since March, 1993 in respect of any of the existing and potential environmental issues noted in the Phase I Assessment that is reasonably likely to result in any material Environmental Liability, (ii) since March, 1993 there has been no material construction to or demolition of any of the hospitals the subject of the Phase I Assessment and, in any event, no construction or demolition involving asbestos-containing materials that is reasonably likely to result in material Environmental Liabilities, and (iii) since March, 1993, there has been no material change in the processes or physical operations conducted by any of the hospitals that were the subject of the Phase I Assessment (including, without limitation, any processes or physical operations involving the generation, use, storage, treatment, management or other handling of Hazardous Materials) that is reasonably likely to result in any material Environmental Liability.

         SECTION 3.19. INSURANCE POLICIES. The certificate of insurance furnished by Borrower to the Administrative Agent pursuant to paragraph 3(a) of ANNEX D lists all insurance of any nature maintained for current occurrences by Borrower and each of its Subsidiaries as of the Effective Date, as well as a summary of the terms of such insurance. Such insurance complies with the standards set forth in ANNEX E.

         SECTION 3.20. DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 3.20 to the Original Credit Agreement, as updated pursuant to ANNEX F, lists all banks and other financial institutions at which, as of the Effective Date, any Credit Party maintains deposit and/or other accounts and/or post office lock boxes, including the Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account and the complete account number.

         SECTION 3.21. SOLVENCY. Both before and after giving effect to (a) the entering into by the Credit Parties of this Agreement; (b) any Revolving Credit Advances and Letter of Credit Obligations to be made or incurred on the Effective Date or such other date as any Revolving Credit Advances and Letter of Credit Obligations requested hereunder are made or incurred; (c) the disbursement of the proceeds of such Revolving Credit Advances pursuant to the instructions of Borrower; (d) the consummation of the Related Transactions; and
(e) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

         SECTION 3.22. SUBORDINATION OF SUBORDINATED INDEBTEDNESS. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the "Senior Credit Agreement" within the meaning of the Bridge Note Purchase Agreement and the Ramsay Subordinated Note Purchase Agreement; this Agreement, together with each of the other Loan Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute "Senior Credit Documents" within the meaning of the Bridge Note Purchase Agreement and the Ramsay Subordinated Note Purchase Agreement; and the Revolving Credit Loan, the Letter of Credit Obligations and all other Obligations of Borrower to the Lenders and the Agents under this Agreement, the Revolving Credit Notes and any of the other Loan



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



Documents, and all amendments, modifications, extensions, renewals, refundings or refinancings of any of the foregoing constitute "Senior Indebtedness" of Borrower within the meaning of the Bridge Note Purchase Agreement and the Ramsay Subordinated Note Purchase Agreement, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to Article 9 of the Bridge Note Purchase Agreement and pursuant to
Section 4 of the Ramsay Subordinated Note Purchase Agreement, respectively.

         SECTION 3.23. LICENSES AND PERMITS. Borrower and each of its Subsidiaries have all licenses, permits, consents or approvals from or by, and have made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for the ownership of its property and the operation and conduct of its business, including, but not limited to: (i) licenses, certifications, approvals, and accreditations as a provider of health care services including those necessary for it to be eligible to receive payment and compensation and to participate under Medicare, Medicaid, and any other federal, state, local or commercial health benefit programs pursuant to which Borrower and each of its Material Subsidiaries currently receives reimbursement for health care items and services provided; and (ii) licenses, certifications, approvals, and accreditations necessary to engage in activities deemed to be the "business of insurance" and to engage in utilization review activities under applicable State law; except in each case to the extent that a failure to have such licenses, permits, consents, approvals, certificates or accreditation from, to have made such filings with, or to have given such notices to, any such Governmental Authority would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.24. COMPLIANCE WITH LAW. Borrower and each of its Subsidiaries is in compliance with all applicable laws relating to its business, including, but not limited to: (i) all applicable requirements for participation in and for the receipt of reimbursement under Medicare, Medicaid, and any other federal, state, local or commercial health benefit program pursuant to which Borrower and each of its Subsidiaries currently receives reimbursement for health care items and services; (ii) all State laws relating to the "business of insurance" and utilization review activities in any State in which Borrower and each of its Subsidiaries engages in such business and/or activities; (iii) all State laws relating to the provision of inpatient psychiatric services and residential behavioral treatment programs, including, but not limited to, laws relating to the marketing of psychiatric services, patient referral services, involuntary admissions, patient rights, and the confidentiality of patient medical records; except in each case to the extent that a failure to be in compliance would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.25. HEALTH CARE PROFESSIONALS. To the knowledge of Borrower, all health care professionals who are employees or independent contractors of Borrower or any of its Subsidiaries have obtained all licenses, permits, certifications, accreditations or approvals necessary to practice the professions in which such employees or independent contractors are engaged, and are otherwise in compliance with all State licensing laws relating to the practice of such professions, and, as applicable, are in compliance with all requirements for participation in and for the receipt of reimbursement under Medicare, Medicaid and any federal, state, local or commercial health benefit program pursuant to which Borrower and each of its Subsidiaries currently receives reimbursement for health care items and services, except in each case to the extent that a failure to obtain such licenses, permits, certifications, accreditations or approvals, or to be in compliance with such laws and requirements would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.26. MANAGEMENT AGREEMENTS. None of the Management Agreements to which Borrower or any Material Subsidiary is a party, nor any of the transactions contemplated thereunder, violates any applicable statute, rule or regulation (i) relating to the eligibility of a Managed Facility to receive payment and to participate as an accredited and certified provider of health care services under Medicare, Medicaid or any other federal, state, local or commercial health benefit program pursuant to which such Managed Facility currently receives reimbursement for health care items and services, or applicable to such Managed Facility as a result of its participation in such programs; (ii) relating to the licenses and permits required in connection therewith; or (iii) relating to the practice of any health care profession or the sharing of fees generated in connection therewith; except in each case to the extent that such violation would not be a Material Adverse Event for Borrower or such Material Subsidiary.

         SECTION 3.27. PATIENT REFERRALS, ETC. Borrower and each of its Subsidiaries, and any business arrangement with physicians, other health care professionals, and institutional health care providers involving Borrower and any of its Subsidiaries, are in compliance with all federal and state laws that prohibit direct or indirect payments for patient referrals, that prohibit referrals to an entity with which the referring provider has a financial relationship, and that regulate procedures and practices with respect to reimbursement, cost reports, claims for reimbursement, and billing for items and services under Medicare, Medicaid and other federal, state, and local health benefit programs, as well as with regard to commercial payors, including, but not limited to, the Ethics in Patient Referrals Act of 1989, 42 U.S.C. ss. 1395nn, as amended, the Medicare and Medicaid Patient and Program Protection Act of 1987, 42 U.S.C. ss. 1320-7b(b), as amended, and the relevant provisions of the Health Insurance Portability and Accountability Act of 1996, except in each case to the extent that a failure to be in compliance with such laws would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.28. PENDING REVOCATIONS, ETC. Neither Borrower nor any of its Subsidiaries has received notification from any Governmental Authority that any such Governmental Authority has taken or intends to take action to revoke, terminate, restrict or cancel any license, certificate, certification or permit of Borrower or any of its Subsidiaries to engage in the practice of any health care profession, to provide any health care service, to operate a health care facility, program or service or to participate under Medicare, Medicaid or any other federal, state, or local health benefit program, except in each case to the extent that any such revocation, termination, restriction or cancellation, singly or in the aggregate, would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.29. INVESTIGATIONS AND AUDITS. Neither Borrower nor any of its Subsidiaries has received notice of any pending investigation by JCAHO, HCFA or any other Governmental Authority (which investigation is not otherwise conducted in the ordinary course of business) or of any pending criminal, civil or administrative action, audit or investigation by a fiscal intermediary or by or on behalf of HCFA or any other Governmental Authority (which action, audit or investigation is of a criminal nature or is otherwise not conducted in the ordinary course of business) and, to the knowledge of each of the Credit Parties, no such action, audit or investigation is threatened with respect to Borrower or any of its Subsidiaries, except in each case to the extent that any such action, audit or investigation (i) could not reasonably be expected materially and adversely to affect Borrower's or any Material Subsidiary's right to receive reimbursement under, or right to participate in, Medicare, Medicaid or any other federal, state, or local health benefit program to which such Person would otherwise be entitled, and (ii) would not otherwise be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.30. PAYMENT ADJUSTMENTS. With respect to any audit by Medicare, Medicaid, or any other federal, state, local or commercial third party payor pending with respect to Borrower or any of its Subsidiaries as of the Effective Date, neither Borrower nor any of its Subsidiaries has received notice of any requests or assertions of adjustments or claims for repayment by it of costs and/or payments previously made to it by any third party payor and, to the knowledge of each of the Credit Parties, as of the Effective Date none of such audits provides for any such adjustments or claims; except in each case to the extent that any such adjustments or claims, individually or in the aggregate, would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary.

         SECTION 3.31. CERTAIN AGREEMENTS. As of the Effective Date, Borrower has provided to the Administrative Agent or its counsel, on behalf of the Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed on
SCHEDULE 3.31: (a) licenses and permits held by Borrower or any Material Subsidiary, except in each case to the extent that the failure to hold such license or permit would not be a Material Adverse Event with respect to Borrower or such Material Subsidiary (including agreements, accreditations or certifications as a provider of health care services eligible to receive payment and compensation and to participate under Medicare, Medicaid or any other federal, state, local or commercial health benefit program); and (b) all Management Agreements to which it or any Material Subsidiary is or is to become a party.

         SECTION 3.32. RELATED TRANSACTIONS. As of the Effective Date, Borrower has delivered to the Administrative Agent a complete and correct copy of each of the material documents executed and delivered by Borrower or any of the other Credit Parties in connection with the Related Transactions, and no Credit Party and, to the knowledge of Borrower, no other Person party thereto is in default in the performance or compliance with any provisions thereof. Each of the Related Transactions has been consummated in accordance with all applicable laws.

                                    ARTICLE 4
                      FINANCIAL STATEMENTS AND INFORMATION

         SECTION 4.01. REPORTS AND NOTICES. Borrower covenants and agrees that, from and after the Effective Date and until the Termination Date, it shall deliver to the Administrative Agent the Financial Statements, projections, certificates and notices at the times and in the manner set forth in ANNEX F. Promptly after receipt thereof, the Administrative Agent shall furnish a copy of each to each Lender.

         SECTION 4.02. COMMUNICATION WITH ACCOUNTANTS. Borrower (for itself and on behalf of each of the other Credit Parties) authorizes the Administrative Agent, after notice to Borrower, to communicate with its and the other Credit Parties' independent certified public accountants including Ernst & Young LLP (which communication shall, at the option of Borrower, be conducted in the presence of a Responsible Financial Officer), and authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules, including copies of any management letter, with respect to the business, financial condition and other affairs of Borrower and the other Credit Parties.


                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees (for itself and its Subsidiaries) that, unless the Required Lenders and the Administrative Agent shall otherwise consent in writing, from and after the Effective Date and until the Termination Date:

         SECTION 5.01. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Borrower shall (and shall cause each of its Subsidiaries, other than Inactive Subsidiaries, to): (a) except in the case of a Subsidiary that is permitted to merge out of existence pursuant to SECTION 6.02, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its Intellectual Property material to the conduct of its business, and preserve all the remainder of its Property material to the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear), and (d) transact business only under the names set forth in SCHEDULE 3.02 hereto or such other names as Borrower shall notify Administrative Agent in accordance with the terms of Section 6(a) of the Security Agreement.

         SECTION 5.02. PAYMENT OF CHARGES AND CLAIMS. Borrower shall (and shall cause each of its Subsidiaries to) pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or any such Subsidiary or its or their income and profits, or any of its Property (real, personal or mixed), and (b) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid by law become a Lien on its Property; PROVIDED, that Borrower or any such Subsidiary shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral having a value in excess of $100,000 would be subject to forfeiture or loss by reason of the institution or prosecution of such contest, and (v) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Administrative Agent evidence reasonably acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower.

         SECTION 5.03. BOOKS AND RECORDS. Borrower shall (and shall cause each of its Subsidiaries to) keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the 1997 Audited Financial Statements.

         SECTION 5.04. LITIGATION. Borrower shall notify the Administrative Agent in writing, promptly upon learning thereof, of any litigation, suit, administrative proceeding or other action commenced or threatened in writing against Borrower or any Subsidiary of Borrower, which (a) in volves an amount in excess of $1,000,000, or (b) would be a Material Adverse Event if adversely determined.

         SECTION 5.05. INSURANCE.

                  (a) Borrower shall, at its sole cost and expense, maintain or cause to be maintained for itself and each of its Subsidiaries policies of insurance in such amounts and as otherwise described in ANNEX E. In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Administrative Agent, without waiving or releasing any Obligations or any Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral, PROVIDED, that, if and to the extent Borrower fails promptly to pay any of such sums upon the Administrative Agent's demand therefor, the Administrative Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

                  (b) The Administrative Agent and the Required Lenders reserve the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance adequate, in the Administrative Agent's or the Required Lenders' reasonable opinion, to protect the interests of Lenders, provided that the same is available on commercially reasonable terms. Borrower shall, if so requested by the Administrative Agent or the Required Lenders, deliver to the Administrative Agent and the Lenders, as often as the Administrative Agent and the Required Lenders may reasonably request, a report of a reputable insurance broker reasonably satisfactory to the Administrative Agent or the Required Lenders with respect to the existence and scope of coverage of its insurance policies.

                  (c) Borrower shall deliver to the Administrative Agent certificates of insurance evidencing its compliance with this SECTION 5.05, together with endorsements to all of its and its Subsidiaries' (i) "All Risk" insurance covering the Collateral and business interruption insurance naming the Administrative Agent as loss payee as its interest appears, for the ratable benefit of the Lenders, and (ii) general liability and other liability policies naming the Agents and the Lenders as additional insured.

         SECTION 5.06. COMPLIANCE WITH LAWS. Borrower shall (and shall cause each of its Subsidiaries to) comply with all federal, state and local laws, permits and regulations applicable to it, including those relating to health care; health care licensing, permits and accreditation; ERISA and labor matters; and the filing of tax returns and payment of taxes (including, without limitation, the withholding, collection, payment and deposit of employees' income, unemployment and Social Security taxes), except in each case to the extent that a failure to so comply with any laws, permits and regulations relating to health care and to health care licensing, permits and accreditation would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary, and to the extent that a failure to so comply with any other laws, permits and regulations would not be a Material Adverse Event.

         SECTION 5.07. AGREEMENTS. Borrower shall (and shall cause each of its Subsidiaries to) perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, except in each case to the extent that any such failure to so perform or enforce would not be a Material Adverse Event. Borrower shall not (and shall not permit any of its Subsidiaries to) terminate or modify any provision of any agreement, contract, instrument or other document to which it is a party, except in each case to the extent that any such termination or modification would not be a Material Adverse Event. Borrower shall (and shall cause each of the other Credit Parties to) perform and comply with all obligations in respect of Accounts, except in each case to the extent that any failure so to perform or comply could materially adversely affect the collectibility of any material portion thereof.

         SECTION 5.08. ENVIRONMENTAL MATTERS. Borrower and each other Credit Party shall, and shall cause each other Person leasing, occupying or operating any of the Real Property (to the extent that any such other Person is within its control) to: (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits, except in each case to the extent that any such noncompliance would not be a Material Adverse Event; (b) implement any and all investigation, remediation, removal and response actions which are reasonably appropriate or necessary to maintain the value and marketability of the Real Property or to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Property; (c) notify the Administrative Agent promptly after Borrower or such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Property which is reasonably likely to result in Environmental Liabilities in excess of $1,000,000; and (d) promptly forward to the Administrative Agent a copy of any order, notice, request for information or any communication or report received by Borrower or such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Property, which, in each case, would be a Material Adverse Event, then each Credit Party shall, upon the Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as the Administrative Agent may from time to time request, which shall be conducted by reputable environmental consulting firms acceptable to the Administrative Agent and shall be in form and substance acceptable to the Administrative Agent, and (ii) permit the Administrative Agent or its representatives to have access to all Real Property for the purpose of conducting such environmental audits and testing as the Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse the Administrative Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         SECTION 5.09. CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. Except with respect to Subsidiaries that are not the surviving corporation in any merger permitted under SECTION 6.02, Borrower shall (and shall cause each of its Subsidiaries to) take such action from time to time as shall be necessary to ensure that each of the other Credit Parties (excluding Gulf Coast Treatment Center) is a direct or indirect wholly-owned Subsidiary of Borrower and that at least ninety-six percent (96%) of the Stock of Gulf Coast Treatment Center remains owned by Borrower or another Credit Party.

         SECTION 5.10. APPLICATION OF PROCEEDS. Borrower shall use the proceeds of Revolving Credit Advances as provided in SECTION 1.03.

         SECTION 5.11. FISCAL YEAR. Borrower shall (and shall cause each of its Subsidiaries to) maintain as its fiscal year the twelve month accounting period ending on June 30 of each year; PROVIDED, HOWEVER, that at any time after the delivery to the Administrative Agent of all Financial Statements and reports to be delivered pursuant to SECTION 4.01 and ANNEX F with respect to the Fiscal Year ending June 30, 1998, Borrower may change its fiscal year to the twelve month accounting period ending on December 31 of each year, and thereafter shall maintain such fiscal year.

         SECTION 5.12. CASUALTY AND CONDEMNATION.

                  (a) Borrower shall (and shall cause each of the other Credit Parties to) promptly notify the Administrative Agent of any material loss, damage or destruction to any material Collateral, whether or not covered by insurance. Effective after the occurrence and at all times during the continuation of an Event of Default, (i) Borrower hereby directs all present and future insurers under its and each of its Subsidiaries' policies of insurance covering the Collateral to pay all proceeds payable thereunder directly to the Administrative Agent as its interest appears, for the ratable benefit of the Lenders; and (ii) Borrower and each of the other Credit Parties irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as its true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under the policies of insurance covering the Collateral, endorsing the name of Borrower or any of the other Credit Parties on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance covering the Collateral, and for making all determinations and decisions with respect to such policies of insurance covering the Collateral. The Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. If, notwithstanding the provisions hereof which require that the Administrative Agent be the sole loss payee, a check or other instrument from an insurer is made payable to Borrower or any other Credit Party or to Borrower or any other Credit Party and the Administrative Agent jointly, the Administrative Agent may endorse Borrower's or such other Credit Party's name thereon and take such other action as the Administrative Agent may elect to obtain the proceeds thereof.

                  (b) Borrower shall (and shall cause each of the other Credit Parties to), promptly upon learning of the institution of any proceeding for the condemnation or other taking of any material portion of its or such Credit Party's Property, notify the Administrative Agent of the pendency of such proceeding, and Borrower agrees that the Administrative Agent may participate in any such proceeding and charge the expense thereof to Borrower in accordance with SECTION 11.03, and that Borrower from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation. After the occurrence and during the continuation of an Event of Default, the Administrative Agent is hereby authorized to prosecute, compromise or settle any such proceeding and to collect any and all awards, payments or other proceeds of any such condemnation or taking.

                  (c) After deducting the expenses, if any, reasonably incurred by the Administrative Agent in the collection or handling of any insurance or condemnation proceeds pursuant to paragraphs (a) or (b) above, the Administrative Agent may, at its option, either (i) apply such proceeds to the prepayment of the Revolving Credit Loan in accordance with SECTION 1.02(E)(I) and (F) above, or (ii) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage, destruction or condemnation. All insurance or condemnation proceeds, if any, in excess of the amount permitted to be retained by such Credit Party and which are otherwise to be made available to a Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Credit Loan (which application shall not result in a permanent reduction of the Revolving Credit Commitments) and, upon such application, the Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the applicable Credit Party, after the expenditure in full for such purpose of all funds permitted to be retained by such Credit Party, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance in the amount requested to be released;
(ii) so long as the conditions set forth in SECTION 2.02 have been met, the Lenders shall make such Revolving Credit Advance; and (iii) the Reserve established with respect to such proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such proceeds shall be applied by the Administrative Agent to the prepayment of the Revolving Credit Loan in accordance with SECTION 1.02(E)(I) and (F) above.

         SECTION 5.13. APPLICATION OF CERTAIN PROCEEDS. Borrower shall apply all Net Cash Proceeds of insurance or condemnation received by it pursuant to
SECTION 5.12 (to the extent not permitted to be retained by Borrower or another Credit Party for the uses permitted by SECTION 5.12(C)), and all Net Cash Proceeds of any sale or other disposition of assets permitted pursuant to
SECTION 6.08, as follows (it being understood that, to the extent that the Administrative Agent receives any such Net Cash Proceeds that Borrower or another Credit Party is permitted to retain pursuant to any provision of this Agreement, it will make such Net Cash Proceeds available to Borrower or such other Credit Party for the purposes permitted thereby):

                  (a) Provided that no Default or Event of Default has occurred and is continuing, Borrower may retain the first $25,000 in the aggregate of any Net Cash Proceeds received during any Fiscal Year under SECTION 5.12(C), pro-rated in the case of any Fiscal Year of less than twelve full months, and such amounts shall not be subject to the requirements of SECTION 1.02(E). Additionally, provided that no Default or Event of Default has occurred and is continuing, if any amount otherwise required to be remitted to the Administrative Agent at any time under paragraphs (b), (c), (d), (e) and (g) of this SECTION 5.13 is less than $25,000, then Borrower shall not be required to remit such funds to the Administrative Agent for application to the prepayment of the Revolving Credit Loan until such time as the cumulative amounts required to be remitted thereunder equal or exceed $25,000, in which case Borrower shall remit such cumulative amounts to the Administrative

Agent for application to the Revolving Credit Loan, in integral multiples of $25,000, and shall be entitled to retain any excess until the cumulative amounts required to be remitted hereunder and not yet remitted once again equal or exceed $25,000.

                  (b) Subject to the provisions of paragraph (a) above, Borrower shall remit to the Administrative Agent or the date of receipt thereof all of the Net Cash Proceeds of insurance or condemnation described in SECTION 5.12(C) above that are received by Borrower or any Credit Party, but that Borrower or such Credit Party is not entitled to retain for the purposes set forth therein, and the Administrative Agent shall apply all of such proceeds to the prepayment of the Revolving Credit Loan in accordance with SECTION 5.12(C) hereof.

                  (c) Subject to the provisions of paragraph (a) above, Borrower shall remit to the Administrative Agent on the date of receipt thereof the Net Cash Proceeds received upon any sale of Stock or assets permitted by SECTION 6.08(A), and the Administrative Agent shall apply all Net Cash Proceeds required to be remitted to it pursuant to this paragraph (c) to the prepayment of the Revolving Credit Loan in accordance with SECTION 1.02(E) and (F) hereof.

                  (d) Notwithstanding anything to the contrary set forth in this Agreement, at any time while a Default or Event of Default shall have occurred and be continuing or following the Revolving Credit Commitment Termination Date, Borrower shall have no right to retain any proceeds of Collateral and the Administrative Agent may apply all such proceeds in accordance with SECTION 1.10 hereof.

         SECTION 5.14. ADDITIONAL MORTGAGED PROPERTIES; ADDITIONAL CREDIT
PARTIES.

                  (a) In the event that, subsequent to the Effective Date, Borrower or any other Credit Party intends to acquire or lease any Real Property that, when acquired or leased, would have a book or fair market value in excess of $500,000, Borrower shall, or shall cause such other Credit Party to, notify the Administrative Agent of such intent as soon as is reasonably practicable prior to the acquisition or lease of such Real Property. At the request of the Administrative Agent or the Required Lenders, Borrower shall, or shall cause such other Credit Party to, execute and deliver a mortgage, leasehold mortgage or other appropriate instrument with respect to such Real Property, substantially identical to the Mortgages, and provide all relevant documentation with respect thereto and take such other actions as would have been provided and taken pursuant to paragraph 2(h) of ANNEX D to the Original Credit Agreement if such Real Property had constituted Mortgaged Property on the Original Closing Date. Borrower agrees that, following the taking of the actions with respect to any Real Property required by this paragraph (a), the Administrative Agent shall have a valid and enforceable first priority Lien on such Real Property, free and clear of all defects and encumbrances except for Permitted Encumbrances of the types described in paragraphs (a) and (i) of the definition thereof and others acceptable to the Administrative Agent in its reasonable discretion. All actions to be taken pursuant to this SECTION 5.14(A) shall be at the expense of Borrower or the applicable Credit Party, shall be taken to the reasonable satisfaction of the Administrative Agent, and shall be taken within thirty (30) days after the date of closing of an Acquisition, if such Real Property is acquired in connection with an Acquisition consented to by the Required Lenders and the Administrative Agent, and otherwise shall be taken within sixty (60) days following receipt of a request from the Administrative Agent or the Required Lenders.

                  (b) In the event that, subsequent to the Effective Date, any Person becomes a Credit Party, whether pursuant to an Acquisition consented to by the Required Lenders and the Administrative Agent or otherwise, Borrower shall cause such Person (i) to become a party to this Agreement, the Subsidiary Guaranty, the Security Agreement and the Stock Pledge Agreement, (ii) to provide all relevant documentation with respect thereto and to take such other actions as such Credit Party would have provided and taken pursuant to ANNEX D if such Credit Party had been a Credit Party on the Original Closing Date; and (iii) if such Credit Party owns or leases any Real Property having a book or fair market value in excess of $500,000, to comply with paragraph (a) hereof with respect to such Real Property. Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this SECTION 5.14(B), the Administrative Agent shall have a valid and enforceable first priority Lien on the respective Collateral covered thereby, free and clear of all Liens other than Permitted Liens. All actions to be taken pursuant to this
SECTION 5.14(B) shall be at the expense of Borrower or the applicable Credit Party, shall be taken to the reasonable satisfaction of the Administrative Agent, and shall be taken within thirty (30) days following the date such Person becomes a Credit Party, whether pursuant to an Acquisition or otherwise.

         SECTION 5.15. PERMITS, ETC. Borrower shall (and shall cause each of its Subsidiaries, other than Inactive Subsidiaries, to) (i) obtain and maintain all permits, licenses, certifications, accreditations, and other approvals as may be necessary for the operation of the business of Borrower and each of its Material Subsidiaries under applicable law, except in each case to the extent that a failure to obtain or maintain any of such permits, licenses, certifications, accreditations or other approvals would not be a Material Adverse Event with respect to Borrower or any Material Subsidiary; and (ii) obtain and maintain its qualification for participation in and the receipt of reimbursement under Medicare, Medicaid and any other federal, state or local governmental health benefit program or commercial health benefit program providing for payment or reimbursement for services rendered by such Person, as applicable, except in each case to the extent that the loss or relinquishment of such qualification does not constitute a Material Adverse Event with respect to Borrower or any Material Subsidiary. Borrower will promptly furnish or cause to be furnished to the Administrative Agent copies of all reports and correspondence it or any of its Material Subsidiaries sends or receives relating to any loss or revocation (or threatened loss or revocation) of any permit, license, certification, accreditation, approval or qualification required to be maintained pursuant to this SECTION 5.15.

         SECTION 5.16. FURTHER ASSURANCES. Borrower and each other Credit Party agrees, at such Credit Party's expense and upon the reasonable request of the Administrative Agent, to duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or desirable in the reasonable opinion of the Administrative Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

         SECTION 5.17. RAMSAY COMMON STOCK SUBSCRIPTION AGREEMENT. Borrower shall perform all of its obligations under the Ramsay Common Stock Subscription Agreement and shall enforce all of the obligations of Ramsay Holdings under the Ramsay Common Stock Subscription Agreement in accordance with their terms.


                                    ARTICLE 6
                               NEGATIVE COVENANTS

         Borrower covenants and agrees (for itself and its Subsidiaries) that, unless the Required Lenders and the Administrative Agent shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

         SECTION 6.01. ACQUISITIONS. Borrower will not, and will not permit any of its Subsidiaries to, make any Acquisition.

         SECTION 6.02. MERGERS, SUBSIDIARIES, INTERCOMPANY TRANSFERS, ETC. Borrower shall not (nor permit any of its Subsidiaries to), directly or indirectly, by operation of law or otherwise: (a) merge with, consolidate with, or otherwise combine with, any Person, other than (i) a merger effecting an Acquisition consented to by the Required Lenders and the Administrative Agent,
(ii) a merger or consolidation between or among any of Borrower's Subsidiaries in which a Credit Party is the surviving entity or between or among Inactive Subsidiaries, or (iii) a merger or consolidation between Borrower and any of its Subsidiaries in which Borrower is the surviving entity; (b) permit any of its Inactive Subsidiaries to acquire any material assets or conduct any material business unless such Inactive Subsidiary concurrently becomes a Credit Party and complies with the requirements of SECTION 5.14 hereof; (c) transfer any Mortgaged Real Estate to any of Borrower's Subsidiaries; or (d) transfer any assets to any of Borrower's Subsidiaries, other than (i) transfers of Stock or assets to a Credit Party not prohibited by clause (c); or (ii) Investments permitted by SECTION 6.03(C).

         SECTION 6.03. INVESTMENTS. Borrower shall not (nor permit any of its Subsidiaries to), directly or indirectly, make or maintain any Investment except: (a) Cash Equivalents; (b) time deposits maturing no more than 30 days from the date of creation thereof with a Lender or A-rated banks; (c) Investments in Credit Parties; (d) Investments in Subsidiaries that are not Credit Parties to the extent outstanding on the Original Closing Date and, in the case of TCV, to the extent outstanding on the Effective Date; (e) Practice Guarantees (evidenced by written agreements), to the extent outstanding on the Effective Date, (f) extensions of credit to patients, evidenced by Eligible Accounts for services rendered, made in the ordinary course of business and consistent with past practice; and (g) other Investments outstanding on the date hereof and listed in SCHEDULES 3.09 and 6.03.

         SECTION 6.04. INDEBTEDNESS. Borrower shall not (nor permit any of its Subsidiaries to) create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations, Indebtedness secured by purchase money Liens permitted under SECTION 6.07(D), and other Indebtedness incurred during any Fiscal Year, provided that the aggregate outstanding principal amount of such Capital Lease Obligations and other Indebtedness permitted under this clause (c) shall not exceed $250,000;
(d) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; (e) Indebtedness consisting of intercompany loans and advances made by (i) any Credit Party to any other Credit Party, or (ii) by any Subsidiary that is not a Credit Party, to any Credit Party; (f) Guaranteed Indebtedness permitted by SECTION 6.06; (g) the Series B Bridge Notes; and (h) the Ramsay Subordinated Note.

         SECTION 6.05. AFFILIATE AND EMPLOYEE LOANS AND TRANSACTIONS. Borrower shall not (nor permit any of its Subsidiaries to) enter into any lending, borrowing or other commercial transaction with or make any payments or transfers of funds or assets (including payment of any management, consulting, advisory or similar fee) to, or issue any shares of Borrower's Stock, or any warrant, option or other right to acquire Shares of Borrower's Stock, or any securities convertible into Borrower's Stock to, any of its Affiliates; PROVIDED, that (a) Borrower may issue shares of Borrower's Stock, or any warrant, option or other right to acquire shares of Borrower's Stock, or any security convertible into Borrower's Stock, to any Affiliate (including, without limitation, to Ramsay Affiliates in exchange for Series 1997-A Preferred Stock, Series B Bridge Notes and/or the Ramsay Subordinated Note) on terms that are no less favorable to Borrower than might be obtained in an arm's-length transaction from a Person that is not an Affiliate of Borrower; (b) Borrower's Subsidiaries may make Restricted Payments to the extent permitted under SECTION 6.15; (c) the Credit Parties may pay salary and wages and provide stock options and other executive compensation to its executive officers, to the extent approved by Borrower's Board of Directors or the compensation committee thereof; (d) Borrower may pay reasonable and customary directors' fees to its directors; (e) the Credit Parties may pay reasonable legal fees and reasonable out-of-pocket expenses to Haythe & Curley for services rendered; (f) the Credit Parties may engage in other transactions between or among Credit Parties that are specifically permitted by SECTION 6.02; and (g) RMCI may pay the balance of the sums due to Peter J. Evans and the sums due to Luis E. Lamella referenced in paragraph 12 of
Schedule 6.05 of the Original Credit Agreement after such time as (i) the $2,500,000 figure included in clause (b) of the definition of Borrowing Base shall have reduced to zero upon the application of Net Cash Proceeds of one or more issuances of Stock by Borrower pursuant to SECTIONS 1.02(E)(II) and (F); the $9,000,000 figure included in the definition of Revolving Credit Commitments shall have reduced to $5,500,000 upon the application of such Net Cash Proceeds; and (iii) no Default or Event of Default shall have occurred and be continuing. Set forth in SCHEDULE 6.05 is a list of all such lending, borrowing or other commercial transactions existing or outstanding as of the Effective Date. Notwithstanding the foregoing or any other provision of this Agreement, the Credit Parties shall not pay bonuses to Luis Lamela, Remberto Cibran or Carol C. Lang until all Obligations have been paid in full.

         SECTION 6.06. GUARANTEED INDEBTEDNESS. Borrower shall not (nor permit any of its Subsidiaries to) incur any Guaranteed Indebtedness except: (a) by endorsement of instruments or items of payment for deposit to the general account of Borrower or such Subsidiary; (b) Guaranteed Indebtedness incurred for the benefit of Borrower or another Credit Party if Borrower or another Credit Party is permitted by this Agreement to incur the primary obligation (and such Guaranteed Indebtedness shall be treated as a primary obligation for all purposes hereof); and (c) performance bonds or indemnities entered into in the ordinary course of business consistent with past practices.

         SECTION 6.07. LIENS. Borrower shall not (nor permit any of its Subsidiaries to) create or permit to exist any Lien on any of its properties or assets except for: (a) presently existing or hereafter created Liens in favor of the Administrative Agent to secure the Obligations; (b) Liens set forth in
SCHEDULE 6.07 existing on the Effective Date; (c) Permitted Encumbrances; (d) purchase money liens or purchase money security interests upon or in Equipment acquired by Borrower or such Subsidiary (other than Inactive Subsidiaries) in the ordinary course of business to secure the purchase price of such Equipment or otherwise to secure Indebtedness or Capital Lease Obligations permitted under
SECTION 6.04(C) incurred solely for the purpose of financing the acquisition of such Equipment, so long as such Equipment is not a component, part or accessory installed on, or an accession, addition or attachment to, any other Equipment of Borrower or such Subsidiary (except other Equipment on which a security interest is permitted to exist under this clause (d)); and (e) extensions and renewals of Liens referred to in paragraphs (b) and (d) above, provided that any such extension or renewal Lien is limited to the property or assets covered by the Lien extended or renewed and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement.

         SECTION 6.08. SALE OF STOCK AND ASSETS. Borrower shall not (nor permit any of its Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of their respective Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than the following:

                  (a) the sale of properties or assets (including Investments but excluding the capital Stock of any of their respective Subsidiaries) having a fair market value of not more than $250,000 in the aggregate during any Fiscal Year, pro-rated in the case of any Fiscal Year of less than twelve full months, PROVIDED that, as to any such sale, the fair market value of the total consideration received by Borrower or any of its Subsidiaries in respect of each such sale is not less than the fair market value of the asset disposed of, and the consideration payable to Borrower or its Subsidiary in respect of each such sale is paid in cash; and

                  (b) transfers of assets specifically permitted by SECTION 6.02(D) and Restricted Payments specifically permitted by SECTION 6.15;

PROVIDED, in each case, that the proceeds of any such sale or other disposition are applied in the manner set forth in SECTION 5.13.

All determinations of fair market value shall be made in good faith by a Responsible Financial Officer for the purposes of paragraph (a) above. With respect to any disposition of assets or other properties permitted pursuant to this SECTION 6.08, the Administrative Agent shall, with reasonable promptness, on reasonable prior written notice and upon receipt of any proceeds thereof required by SECTION 5.13 hereof to be remitted to the Administrative Agent for application to the Obligations, release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

         SECTION 6.09. MATERIAL CONTRACTS. Borrower shall not (nor permit any of its Subsidiaries to) enter into, cancel or terminate any Material Contract or amend or otherwise modify any Material Contract, or waive any default or breach under any Material Contract except that Borrower and its Subsidiaries may (a) enter into Material Contracts in the ordinary course of business, and (b) enter into, cancel, terminate, amend or otherwise modify any Material Contract, or waive any default or breach thereunder, (i) as specifically provided in SECTION
6.20 with respect to certain Subordinated Indebtedness, or (ii) that would not be a Material Adverse Event.

         SECTION 6.10. ERISA. Neither Borrower nor any of its Subsidiaries nor any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multi-employer Plan and in Section 4211 of ERISA in the case of a Multi-employer Plan if such acquisition would be a Material Adverse Event. Additionally, neither Borrower nor any of its Subsidiaries nor any ERISA Affiliate shall, to the extent that any of the following actions would be a Material Adverse Event: (a) permit or suffer any condition set forth in
SCHEDULE 3.13 to cease to be met and satisfied at any time; (b) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to Borrower or such Subsidiary;
(c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (d) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multi-employer Plan; (e) at any time fail to provide the Administrative Agent with copies of any Plan documents or governmental reports or filings, if requested by the Administrative Agent.

         SECTION 6.11. FINANCIAL COVENANTS. Borrower shall not breach or fail to comply with any of the financial covenants set forth in ANNEX G, each of which shall be calculated in accordance with ANNEX G (and based upon the Financial Statements delivered hereunder).

         SECTION 6.12. HAZARDOUS MATERIALS. Borrower shall not (nor permit any of its Subsidiaries or any other Person within the control of Borrower to): (a) cause or permit a Release of any Hazardous Materials on, under in or about any Real Property; (b) use, store, generate, treat or dispose of Hazardous Materials; or (c) transport any Hazardous Materials to or from any Real

Property; except in each case to the extent that such Release, use, storage, generation, treatment or disposal would not (i) be a Material Adverse Event, or
(ii) materially adversely impact the value or marketability of any of the Mortgaged Property.

         SECTION 6.13. SALE-LEASEBACKS. Borrower shall not (nor permit any of its Subsidiaries to) enter into any sale-leaseback or similar transaction involving any of its property or assets.

         SECTION 6.14. CANCELLATION OF INDEBTEDNESS. Borrower shall not (nor permit any of its Subsidiaries to) cancel any material claim or material Indebtedness owing to it, except for reasonable consideration and in the ordinary course of its business.

         SECTION 6.15. RESTRICTED PAYMENTS. Borrower shall not (nor permit any of its Subsidiaries to) make any Restricted Payment to any Person, except that
(a) any Subsidiary of Borrower may pay cash dividends (or, in the case of a Subsidiary that is a partnership or limited liability company, cash distributions) (i) to Borrower or to another Credit Party and (ii) to any other Person holding such Subsidiary's Stock, provided that any such dividends or distributions are paid on a basis which is PRO RATA as to all Persons holding such Stock (including Borrower or another Credit Party, as applicable); (b) Borrower may effect transactions permitted by paragraph (a) of the proviso to
SECTION 6.05; (c) Borrower may make payments of interest, fees and expenses under the Series B Bridge Notes in accordance with their terms (including, without limitation, their subordination provisions); and (d) Borrower may make payments of interest under the Ramsay Subordinated Note in kind for the first twelve months after the issuance of the Ramsay Subordinated Note and thereafter in cash in accordance with the terms of the Ramsay Subordinated Note (including, without limitation, the subordination provisions set forth in Section 4 of the Ramsay Subordinated Note Purchase Agreement), PROVIDED that such cash interest payments may only be made if (i) Borrower's Fixed Charge Coverage Ratio would not be less than 1.35:1.00 for the period beginning October 1, 1998 and ending on the last day of each Fiscal Month thereafter, determined on a PRO FORMA basis for the most recent period for which Borrower is required to deliver a Compliance Certificate to the Administrative Agent pursuant to ANNEX F hereof, based on Borrower's actual Fixed Charge Coverage Ratio as set forth therein, but calculated as if such interest was included in Fixed Charges for such period for the purpose of such computation, (ii) Borrower would be in compliance with the financial covenant set forth in Section 1(b) (Interest Coverage Ratio) of ANNEX G, determined on a PRO FORMA basis for the most recent period for which Borrower is required to deliver a Compliance Certificate to the Administrative Agent pursuant to ANNEX F hereof, based on Borrower's actual Interest Coverage Ratio as set forth therein, but calculated as if interest on the Ramsay Subordinated Note was included in Interest Expense for such period for the purpose of such computation; (iii) the Series B Bridge Notes and all amounts owed by Borrower to the holders of the Series B Bridge Notes under the Bridge Note Purchase Agreement have been paid in full, and (iv) no Default or Event of Default exists or would be caused by such payment.

         SECTION 6.16. NO SPECULATIVE TRANSACTIONS. Borrower shall not (nor permit any of its Subsidiaries to) engage in any transaction involving commodity options or futures contracts or other, similar, speculative matters (other than in the ordinary course of business consistent with past practice and interest rate swap, cap or collar agreements relating to the Revolving Credit Loan).

         SECTION 6.17. MARGIN REGULATIONS. Borrower shall not use the proceeds of or any Revolving Credit Advance to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         SECTION 6.18. LIMITATION ON NEGATIVE PLEDGE CLAUSES, ETC. Borrower shall not (nor permit any of its Subsidiaries to), directly or indirectly, enter into any agreement with any Person which directly or indirectly (a) prohibits or limits the ability of Borrower or any other Credit Party to create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues in favor of the Administrative Agent for the benefit of Lenders, whether now owned or hereafter acquired; or (b) restricts, prohibits or requires the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

         SECTION 6.19. ACCOUNTING CHANGES. Borrower shall not make any significant change in accounting treatment and reporting practices except for changes concurred in by Borrower's independent public accountants.

         SECTION 6.20. CHANGES RELATING TO SUBORDINATED DEBT. Neither Borrower nor any other Credit Party shall change or amend the terms of the Series B Bridge Notes, the Ramsay Subordinated Note, the Bridge Note Purchase Agreement, the Ramsay Subordinated Note Purchase Agreement or any other Subordinated Indebtedness (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Subordinated Indebtedness other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein; (d) change or add any covenant with respect to such Subordinated Indebtedness other than to make less restrictive any such covenant; (d) change the redemption or prepayment provisions of such Subordinated Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Indebtedness; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Indebtedness in a manner adverse to any Credit Party, the Administrative Agent or any Lender.

         SECTION 6.21. LEASES. Neither Borrower nor any other Credit Party shall lease any of the Mortgaged Property to any third party, other than (a) leases in existence on the Original Closing Date and reflected in the title insurance policy in respect thereof furnished to the Administrative Agent pursuant to ANNEX D to the Original Credit Agreement, and (b) other leases entered into after the Original Closing Date, provided that the space leased under all such leases with respect to any Mortgaged Property does not exceed 10% of the total square footage of the building to which such lease applies.

         SECTION 6.22. TAX SHARING AGREEMENTS. Neither Borrower nor any other Credit Party shall enter into any tax sharing agreement with any Person not included in Borrower's Financial Statements.


                                    ARTICLE 7
                                      TERM

         SECTION 7.01. DURATION. The financing arrangements contemplated hereby shall be in effect until the Revolving Credit Commitment Termination Date. On the Revolving Credit Commitment Termination Date, the Revolving Credit Commitments shall terminate and the Revolving Credit Loan and all other Obligations shall immediately become due and payable in full, in cash.

         SECTION 7.02. SURVIVAL OF OBLIGATIONS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities and liabilities of Borrower or any other Credit Party, or the rights of the Agents or Lenders relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Revolving Credit Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower or any other Credit Party, and all rights of the Agents and Lenders, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.


                                    ARTICLE 8
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         SECTION 8.01. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) Borrower (i) fails to make any payment or prepayment of principal of the Revolving Credit Loan or any of the other Obligations when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Revolving Credit Loan or any of the other Obligations when due and payable and such failure shall remain unremedied for more than three (3) Business Days, or (iii) fails to pay or reimburse the Administrative Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) Business Days following the Administrative Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.03, 1.13, 5.05, 5.10, 5.11, 5.13 or 5.14, of ARTICLE 6, or of any of the provisions set forth in ANNEX G.

                  (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of ARTICLE 4 or any provisions set forth in ANNEX F and the same shall remain unremedied for one (1) Business Day or more after receipt of written notice thereof from the Administrative Agent or any Lender.

                  (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.01) and the same shall remain unremedied for thirty (30) days or more after the earlier of (i) receipt of written notice thereof from the Administrative Agent or any Lender and (ii) the date any Credit Party knows of such failure or neglect.

                  (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $100,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $100,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect as of the date made, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to the Administrative Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party with a fair market value of $100,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

                  (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such



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



Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Credit Party's assets,
(iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $300,000 in the aggregate at any time outstanding shall be rendered against any Credit Party unless such judgment or judgments shall, within thirty
(30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any material amount of the Collateral purported to be covered thereby.

                  (l) Any Change of Control shall occur; or, except as the result of any disposition specifically permitted or consented to hereunder, Borrower or any other Credit Party shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital Stock of any of its Subsidiaries (other than Gulf Coast Treatment Center) that are Credit Parties as of the Effective Date or that become Credit Parties subsequent to the Effective Date, or shall fail at any time to be the record and beneficial owner of not less than 96% of the issued and outstanding capital Stock of Gulf Coast Treatment Center, in each case free and clear of any Lien other than inchoate tax Liens and Liens in favor of the Administrative Agent for the benefit of the Lenders.

                  (m) Any Material Adverse Event occurs and is continuing.



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



                  (n) Borrower or any of the Ramsay Affiliates shall fail to perform their respective obligations under the Ramsay Common Stock Subscription Agreement, as and when such performance is due.

                  (o) Borrower or any of its Subsidiaries make cash payments in an aggregate amount exceeding $750,000 for which the offsetting entry on Borrower's Financial Statements is a debit to a litigation or malpractice claim reserve reflected in the 1997 Audited Financial Statements or in a litigation or malpractice claim reserve reflected in unaudited Financial Statements of the Borrower for the Fiscal Quarter ending March 31, 1998, rather than an expense or reduction of revenues on Borrower's income statement; PROVIDED, HOWEVER, that the $750,000 figure above shall increase to $1,000,000 after such time as (i) the $2,500,000 figure included in clause (b) of the definition of Borrowing Base shall have reduced to zero upon the application of Net Cash Proceeds of one or more issuances of Stock by Borrower pursuant to SECTIONS 1.02(E)(II) and (F); the $9,000,000 figure included in the definition of Revolving Credit Commitments shall have reduced to $5,500,000 upon the application of such Net Cash Proceeds; and (iii) no Default or Event of Default shall have occurred and be continuing.

         SECTION 8.02. REMEDIES.

                  (a) If any Event of Default shall have occurred and be continuing, the provisions of SECTION 1.07 (B)(II) and paragraph 1(c) of ANNEX C with respect to the Default Rate shall apply.

                  (b) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and the Administrative Agent or the Required Lenders shall have determined not to make any Revolving Credit Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, the Administrative Agent may, or at the written direction of the Required Lenders shall, without notice, suspend the Revolving Credit Commitments with respect to further Revolving Credit Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Advances or Letter of Credit Obligations shall be made or incurred in the Administrative Agent's sole discretion (or in the sole discretion of the Required Lenders, if such suspension occurred at their direction) so long as such Event of Default is continuing.

                  (c) If any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the direction of the Required Lenders shall), without notice, take any one or more of the following actions:
(i) terminate the Revolving Credit Commitments, whereupon the Lenders' obligation to make further Revolving Credit Advances or to incur further Letter of Credit Obligations shall terminate; (ii) declare all or any portion of the Obligations to be forthwith due and payable, including the Revolving Credit Loan and any contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (iii) require that all Letter of Credit Obligations be fully cash collateralized in accordance with the terms of ANNEX B; or (iv) exercise any rights and remedies provided to the Administrative Agent or any Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTION 8.01(G), (H) or (I), the Revolving Credit Commitments shall immediately terminate and the Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by or to any Person.

                  (d) Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Revolving Credit Notes or the other Loan Documents (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent and the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Credit Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent and the Required Lenders.

         SECTION 8.03. WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement and the other Loan Documents, to the full extent permitted by applicable law, Borrower and each other Credit Party waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent on which Borrower or any other Credit Party may in any way be liable, and Borrower and each other Credit Party hereby ratifies and confirms whatever the Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to the Administrative Agent's taking possession or control of, or to the Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Administrative Agent to exercise any of their remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower and each other Credit Party acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.


                                    ARTICLE 9
                            THE ADMINISTRATIVE AGENT

         SECTION 9.01. APPOINTMENT OF THE ADMINISTRATIVE AGENT.

                  (a) GE Capital is hereby appointed to act on behalf of all Lenders as the Administrative Agent under this Agreement and the other Loan Documents. The provisions of this ARTICLE 9 are solely for the benefit of the Administrative Agent and Lenders, and neither Borrower, the Credit Parties nor any other Person shall have any rights directly or as a third party beneficiary of any of the provisions hereof, except (i) Borrower's right to approve any successor Administrative Agent in accordance with SECTION 9.06 and (ii) Borrower's right to have Collateral released in



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



accordance with SECTION 9.08. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower, any other Credit Party or any other Person. The Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature and the Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise, a fiduciary relationship in respect of any Lender. Neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (b) If the Administrative Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (ii) if such action would, in the opinion of the Administrative Agent, expose the Administrative Agent to Environmental Liabilities or (iii) if the Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Loan Documents in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.

         SECTION 9.02. THE ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any



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



statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 9.03. GE CAPITAL AND AFFILIATES. With respect to its Revolving Credit Commitment and portion of the Revolving Credit Loan hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not the Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Revolving Credit Loan and GE Capital as the Administrative Agent.

         SECTION 9.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Revolving Credit Loan, and expressly consents to, and waives any claim based upon, such conflict of interest.

         SECTION 9.05. INDEMNIFICATION. Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other

Loan Document or any action taken or omitted by the Administrative Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Administrative Agent is not reimbursed for such expenses by Borrower or any other Credit Party.

         SECTION 9.06. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by the Required Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this ARTICLE 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents. The Administrative Agent may be removed at the written direction of the Required

Lenders; provided that in so doing, such Required Lenders shall be deemed to have waived and released any and all claims they may have against the Administrative Agent.

         SECTION 9.07. DISSEMINATION OF INFORMATION. The Administrative Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by the Administrative Agent from, or delivered by the Administrative Agent to, Borrower or any other Credit Party, with notice of any Event of Default of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Event of Default; PROVIDED, HOWEVER, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to the Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide financial statements to Lenders in accordance with SECTION 4.01 hereof and agree that the Administrative Agent shall have no duty to provide the same to Lenders.

         SECTION 9.08. RELEASE OF COLLATERAL. Upon indefeasible payment in full in cash and performance of all of the outstanding Obligations (other than indemnification Obligations under SECTION 1.12), termination of the Revolving Credit Commitments of all Lenders and a release of all claims against the Administrative Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified Claims, the Administrative Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.


                                   ARTICLE 10
                             SUCCESSORS AND ASSIGNS

         SECTION 10.01. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Lenders, the Agents and their respective successors and assigns (including, in the case of Borrower or any other Credit Party, a debtor-in-possession on behalf of Borrower or such Credit Party), except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of the Administrative Agent and the Required Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, Lenders and Agents with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.



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



         SECTION 10.02. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Subject to the terms and conditions of this SECTION 10.02, each Lender shall have the right to assign or sell participations in, at any time or times, the Loan Documents, Revolving Credit Loan, Letter of Credit Obligations and any Revolving Credit Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Each such assignment by a Lender shall (i) require the consent of Borrower (which shall not be unreasonably withheld or delayed) unless a Default or Event of Default shall have occurred and be continuing, (ii) require the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed),
(iii) require the execution of an assignment and assumption agreement (an "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT D and otherwise in form and substance satisfactory to, and acknowledged by, the Administrative Agent; (iv) be a PRO RATA assignment of its Revolving Credit Commitment and its ratable portion of the Revolving Credit Loan, (v) be conditioned on such assignee Lender's representing to the assigning Lender and the Administrative Agent that it is purchasing the portion of the Revolving Credit Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereto; (vi) if a partial assignment, be in an amount at least equal to $5,000,000 or, if less, the assigning Lender's entire remaining interest and, after giving effect to any such partial assignment, other than an assignment of its entire remaining interest, the assigning Lender shall have retained Revolving Credit Loan and/or a Revolving Credit Commitment in an amount at least equal to $5,000,000; and (vii) include a payment to the Administrative Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 10.02, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Each assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Credit Commitment or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Revolving Credit Advances hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Revolving Credit Advance. In the event any Lender assigns or otherwise transfers all or any part of a Revolving Credit Note, Borrower shall, upon the request of the Administrative Agent or such Lender, execute new Revolving Credit Notes in exchange for the Revolving Credit Notes being assigned. Notwithstanding the foregoing provisions of this
SECTION 10.02(A), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Revolving Credit Loan and/or Revolving Credit Commitment shall be in an amount at least equal to $1,000,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of , or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.14, 1.15 and 11.08, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither the Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this SECTION 10.02, no Lender shall, as between Borrower and that Lender, or the Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Credit Loan, the Revolving Credit Notes or other Obligations owed to such Lender.

                  (d) Borrower and each of its Subsidiaries shall assist any Lender permitted to sell assignments or participations under this SECTION 10.02 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall reasonably be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower and each of the other Credit Parties shall certify the correctness, completeness and accuracy of all descriptions of such Credit Party and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in
SCHEDULE 3.04.


                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.01. COMPLETE AGREEMENT. This Agreement and the other Loan Documents constitute the complete agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied) relating to a financing of substantially similar form, purpose or effect. This Agreement is a continuation of, an amendment to, and a restatement of, the Original Credit Agreement. This Agreement shall not in any event be deemed a novation of the Original Credit Agreement, and all rights and remedies of Lender, and all debts, liabilities and obligations of


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



Borrower, under the Original Credit Agreement, as amended and restated hereby, shall continue to exist from and after the execution of this Agreement.

         SECTION 11.02. AMENDMENTS AND WAIVERS.

                  (a) Except for actions expressly permitted to be taken by the Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Revolving Credit Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Borrower, and by the Required Lenders or all affected Lenders, as applicable. Except as set forth in paragraphs (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of the Required Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rate set forth in the definition of "Borrowing Base" shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in
SECTION 2.02 to the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith the Administrative Agent or the Required Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Revolving Credit Advances or Letter of Credit Obligations pursuant to SECTION 8.02(A)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Credit Advances or the incurrence of Letter of Credit Obligations set forth in SECTION 2.02 unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and Borrower.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by the Administrative Agent and each Lender, do any of the following: (i) increase the principal amount of any Revolving Credit Commitment; (ii) except as otherwise permitted under SECTION 6.08, release any Credit Party from liability under the Subsidiary Guaranty or release all or substantially all of the Collateral; (iii) amend or waive this SECTION 11.02, any provision of this Agreement requiring consent or action on the part of the Required Lenders or the definition of the term "Required Lenders;" (iv) extend any scheduled payment date or final maturity date of the principal amount of the Revolving Credit Loan; (v) reduce the principal of, rate of interest on or Fees payable with respect to any Revolving Credit Commitment, Loan or Letter of Credit Obligations, or (vi) waive, forgive, defer, extend or postpone any payment of interest or Fees.

                  (d) No amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action.

                  (e) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Revolving Credit Note shall be effective without the written concurrence of the holder of that Revolving Credit Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.02 shall be binding upon each holder of the Revolving Credit Notes at the time outstanding and each future holder of the Revolving Credit Notes.

         SECTION 11.03. FEES AND EXPENSES; CERTAIN TAXES.

                  (a) Borrower shall reimburse the Agents for all reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents (including the reasonable fees and expenses of the Agents' special counsel, advisors, consultants and auditors retained in connection with this Agreement and the other Loan Documents and advice in connection therewith). Borrower shall reimburse the Administrative Agent (and, with respect to clauses
(iii), (iv) and (v) below, all Lenders) for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                           (i) wire transfer fees and other costs of the forwarding to Borrower or any other Person on behalf of Borrower by the Administrative Agent of the proceeds of the Revolving Credit Loan;

                           (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Revolving Credit Loan made pursuant hereto or its rights hereunder or thereunder;

                           (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Administrative Agent, the Syndication Agent, any Lender, Borrower, any other Credit Party or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower, any other Credit Party or any other Person that may be obligated to Lenders or the Agents by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default; PROVIDED, that Borrower shall not be liable to reimburse the Administrative Agent, the Syndication Agent or any Lender for any such fees, costs or expenses incurred by it in the defense of any Claim as to which such Person would not be entitled to indemnification by virtue of the proviso to SECTION 1.12(A).

                           (iv) any attempt to enforce any remedies of the Administrative Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to the Administrative Agent or any Lender by virtue of any of the Loan Documents;

                           (v) any work-out or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default; or

                           (vi) any efforts to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral after the occurrence and during the continuance of an Event of Default;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.03 shall be payable, on demand, by Borrower to the Agents or Lenders, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  (b) In addition, Borrower agrees to pay any present or future intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Revolving Credit Notes or from the execution, delivery, recording or registration of, or otherwise with respect to, this Agreement, any of the Mortgages or any of the other Collateral Documents or Loan Documents or any other matter contemplated by this Agreement, within ten (10) Business Days after demand by the Administrative Agent or any Lender therefor (including penalties, interest and expenses arising therefrom or with respect thereto), whether or not such taxes were correctly or legally asserted.

         SECTION 11.04. NO WAIVER. No failure on the part of the Administrative Agent or any Lender, at any time or times, to require strict performance by Borrower or any other Credit Party with any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of the Administrative Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or Event of Default shall not suspend, waive or affect any other Default or Event of Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower or any other Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower shall be deemed to have been suspended or waived by the Administrative Agent or Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of the Administrative Agent or the Required Lenders and directed to Borrower specifying such suspension or waiver.

         SECTION 11.05. REMEDIES. The rights and remedies of Lenders and the Agents under this Agreement and the other Loan Documents shall be cumulative and nonexclusive of any other rights and remedies which Lenders and the Agents may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         SECTION 11.06. SEVERABILITY. Wherever possible, each provision of this Agreement and each of the other Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any of the other Loan Documents shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any of the other Loan Documents.

         SECTION 11.07. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision contained in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

         SECTION 11.08. SETOFF AND SHARING OF PAYMENTS.

                  (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Revolving Credit Note is hereby authorized to the extent permitted by applicable law at any time or from time to time, without notice to Borrower or any of the other Credit Parties or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any other Credit Party (regardless of whether such balances are then due to Borrower or such Credit Party) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any other Credit Party against and on account of any of the Obligations which are not paid when due.

                  (b) Any Lender or holder of any Revolving Credit Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower and each of the other Credit Parties agree, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Revolving Credit Loan made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Revolving Credit Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         SECTION 11.09. AUTHORIZED SIGNATURE. Until the Administrative Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by the Administrative Agent or any of the Administrative Agent's officers, agents, or employees to be that of an officer or duly authorized representative of Borrower or any other Credit Party listed in SCHEDULE 11.09 shall bind Borrower and all other Credit Parties and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and the Administrative Agent shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.

         SECTION 11.10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another party, or whenever any of the parties desires to give or serve upon another party any communication with respect to this Agreement or any of the other Loan Documents, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Administrative Agent, Borrower or a Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  (a)      If to the Administrative Agent, at:

                           General Electric Capital Corporation
                           3379 Peachtree Road, N.E.
                           Suite 560
                           Atlanta, Georgia  30326
                           Attention:  Ms. Cheryl P. Boyd
                           Telecopy No.:  (404) 266-3438

                                 with copies to:

                           General Electric Capital Corporation
                           201 High Ridge  Road
                           Stamford, Connecticut  06927-5100
                           Attention: Region Counsel - Commercial Finance Telecopy No.: (203) 316-7889

                                 and

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                           Attention:  John Hays Mershon, Esq.
                           Telecopy No.:  (404) 572-5100

                  (b)      if to Borrower, at:

                           Ramsay Health Care, Inc.
                           Columbus Center
                           One Alhambra Plaza
                           Suite 750
                           Coral Gables, Florida 33134
                           Attention: Chief Financial Officer
                           Telecopy No.:  (305) 569-4647
                                 with a copy to:

                           Haythe &  Curley
                           237 Park Avenue
                           New York, New York 10017
                           Attention: Bradley P. Cost, Esq.
                           Telecopy No.:  (212) 682-0200

                  (c) if to any Lender, at its address for notices set forth below its signature hereto.

         SECTION 11.11. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

         SECTION 11.12. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         SECTION 11.13. TIME OF THE ESSENCE. Time is of the essence of this Agreement and each of the other Loan Documents.

         SECTION 11.14. PUBLICITY. Except to the extent otherwise required by law, Borrower shall not use the name of or refer to GE Capital, or any of its Affiliates, in any press release or other public disclosure made in connection with the transactions contemplated by this Agreement or the Related Transactions without the prior written consent of GE Capital, and shall provide to GE Capital the proposed text of any such press release or other public disclosure for review not later than two Business Days prior to the proposed date of release or disclosure thereof.

         SECTION 11.15. CONFIDENTIALITY. Borrower has furnished and will furnish to Lenders certain information concerning Borrower, its Subsidiaries, Affiliates and their respective businesses which Borrower has advised is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). Each of the Administrative Agent and the Lenders confirms to Borrower, for itself, that it is the Administrative Agent's or such Lender's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of Confi dential Information submitted to it with respect to Borrower under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, PROVIDED, HOW EVER, that (a) nothing contained herein shall prevent the Administrative Agent or any Lender from disclosing Confidential Information (i) to its Affiliates and their respective directors, officers and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this SECTION 11.15; (ii) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction; (iii) to any actual or



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



potential assignee of or participant in such Lender's rights and obligations under this Agreement pursuant to SECTION 10.02 hereof, to the extent such actual or potential assignee or lender has agreed to maintain such information in confidence on the basis set forth in this SECTION 11.15; and (iv) as necessary in connection with the exercise of its remedies under this Agreement or any of the other Loan Documents; (b) the terms of this SECTION 11.15 shall be inapplicable to any information furnished to it which is in its possession prior to the delivery to it of such information by Borrower, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of the Administrative Agent's or such Lender's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower delivered it to the Administrative Agent or such Lender; and (c) the determination by the Administrative Agent or such Lender as to the application of any of the circumstances described in the foregoing clauses (a) and (b) will be conclusive if made reasonably and in good faith.

         SECTION 11.16. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER AND EACH OTHER CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDERS OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY COURT OF COMPETENT JURISDICTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDERS OR THE ADMINISTRATIVE AGENT. BORROWER AND EACH OTHER CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH BORROWER OR SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER



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



HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS FOR BORROWER SET FORTH IN SECTION 11.10 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         SECTION 11.17. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSONA ND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 11.18. ESTOPPEL. Each Credit Party represents and warrants that there are no claims, causes of action, defenses, rights of offset, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have against any Lender, the Administrative Agent or the Syndication Agent which arise out of or in connection with any act or omission of such Lender, the Administrative Agent or the Syndication Agent existing or occurring on or prior to each of the date of this Agreement and the Effective Date, including, without limitation, any claims, liabilities or obligations arising with respect to the Original Credit Agreement or any of the Loan Documents.




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



         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                     "BORROWER"

                                     RAMSAY HEALTH CARE, INC.



                                     By: Carol C. Lang
                                         --------------------------------------
                                         Name:
                                         Title:


                                     "ADMINISTRATIVE AGENT"

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent



                                     By: Cheryl P. Boyd
                                         --------------------------------------
                                         Cheryl P. Boyd
                                         Authorized Signatory


                                     "LENDER"

Pro Rata Share of                    GENERAL ELECTRIC CAPITAL CORPORATION
Revolving Credit
Commitments:               100%

                                     By: Cheryl P. Boyd
                                         ---------------------------------------
                                         Cheryl P. Boyd
                                         Authorized Signatory

                                     ADDRESS FOR NOTICES:

                                     3379 Peachtree Road, N.E.
                                     Suite 560
                                     Atlanta, Georgia 30326
                                     Attention: Ms. Cheryl P. Boyd
                                     Telecopy No.: (404) 266-3438

                            JOINDER OF CREDIT PARTIES


         Each of the undersigned, being all of the Subsidiaries of Borrower that are Credit Parties, joins in the execution and delivery of this Agreement as a party hereto and, by its execution below:

         1. confirms and joins in each of the representations, warranties, covenants and agreements set forth in this Agreement with respect to such Credit Party;

         2. restates, ratifies and reaffirms each and every term and condition set forth in the Original Credit Agreement, as modified by this Agreement, effective as of the Effective Date;

         3. reaffirms and ratifies its unconditional and irrevocable, joint and several guarantee to GE Capital and its successors and assigns, of the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance when due of the Obligations and reaffirms and ratifies all of its other obligations under the Subsidiary Guaranty;

         4. consents to the execution and delivery of this Agreement by the Company, and acknowledges that it has received and reviewed a copy of this Agreement; and

         5. acknowledges and reaffirms that (i) all Liens granted to GE Capital under the Collateral Documents remain in full force and effect and shall continue to secure the Obligations and (ii) the validity, perfection or priority of the Liens will not be impaired by the execution and delivery of this Agreement.


         IN WITNESS WHEREOF, each of such Credit Parties has executed this Joinder of Credit Parties as of the 30th day of September, 1998.

         AMERICARE OF GALAX, INC., a Virginia corporation
         BETHANY PSYCHIATRIC HOSPITAL, INC., an Oklahoma corporation BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation CAROLINA TREATMENT CENTER, INC., a South Carolina corporation EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina
           corporation
         GREAT PLAINS HOSPITAL, INC., a Missouri corporation
         GREENBRIER HOSPITAL, INC., a Louisiana corporation
         GULF COAST TREATMENT CENTER, INC., a Florida corporation HAVENWYCK HOSPITAL, INC., a Michigan corporation
         H.C. CORPORATION, an Alabama corporation
         HOUMA PSYCHIATRIC  HOSPITAL, INC., a Louisiana corporation
         HSA HILL CREST CORPORATION, an Alabama corporation
         HSA OF OKLAHOMA, INC., an Oklahoma corporation

         MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation
         MICHIGAN PSYCHIATRIC SERVICES, INC., a Michigan corporation PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC., a Virginia corporation RAMSAY ACQUISITION CORP., a Delaware corporation
         RAMSAY CORRECTIONAL SERVICES, INC., a Delaware corporation
         RAMSAY LOUISIANA, INC., a Delaware corporation
         RAMSAY MANAGED CARE, INC., a Delaware corporation
         RAMSAY MANAGEMENT SERVICES OF WEST VIRGINIA, INC., a West Virginia
           corporation
         RAMSAY NEW ORLEANS, INC., a Delaware corporation
         RAMSAY YOUTH SERVICES, INC., a Delaware corporation
         RAMSAY YOUTH SERVICES OF ALABAMA, INC., a Delaware corporation RAMSAY YOUTH SERVICES OF FLORIDA, INC., a Delaware corporation
         RHCI SAN ANTONIO, INC., a Delaware corporation
         THE HAVEN HOSPITAL, INC., a Delaware corporation
         UTAH PSYCHIATRIC AFFILIATES, INC., a Delaware corporation



         By: Carol C. Lang
             ----------------------------------------
             Carol C. Lang,  Vice President of
             each of the foregoing Credit Parties



         Attest: Jorge Rico
                 -------------------------------------
                 Jorge Rico, Assistant Secretary of
                 each of the foregoing Credit Parties


         H. C. PARTNERSHIP, an Alabama general partnership

         By: HSA HILL CREST CORPORATION, its General Partner



                 By: Carol C. Lang
                     -------------------------------
                     Carol C. Lang
                     Vice President